As filed with the Securities and Exchange Commission on August 18, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GLOBAL PAYMENTS INC.

(Name of Registrant as Specified in Its Charter)

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GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

The 2011 annual meeting of shareholders (the “Annual Meeting”) of Global Payments Inc., or the Company, will be held at our offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 27, 2011, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect three Class II directors to serve until the annual meeting of shareholders in 2014, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death;

2.	To approve the adoption of the Global Payments Inc. 2011 Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers;

5.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants; and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on August 8, 2011 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You may vote your shares via the Internet or by telephone, as instructed in the Notice of Electronic Availability of Proxy Materials, or if you received your proxy materials by mail, you may also vote by mail.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits us by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to our Corporate Secretary, Suellyn P. Tornay, at the above address, (ii) submitting to us a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 1:00 a.m., Central Time, on September 27, 2011.

When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, for the election of the Class II nominees, for the approval of the adoption of the Global Payments Inc. 2011 Incentive Plan, for the approval, on an advisory basis, of the compensation of our named executive officers, for a frequency of every year (1 year) for future advisory votes on the compensation of our named executive officers, and for the ratification of the reappointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Annual Meeting, for the election of one or more persons to the Board of Directors if any of the nominees becomes unable to serve or for good cause will not serve, on matters which the Board does not know a reasonable time before making the proxy solicitations will be presented at the Annual Meeting, or any other matters which may properly come before the Annual Meeting and any postponements or adjournments thereto.

By Order of the Board of Directors,

SUELLYN P. TORNAY,

Executive Vice President,

General Counsel and Corporate Secretary

Dated: August 18, 2011

August 18, 2011

GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

PROXY STATEMENT

A.	Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the “Company” or “we”) for use at the 2011 annual meeting of shareholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held at our offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 27, 2011, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect three Class II directors to serve until the annual meeting of shareholders in 2014, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death;

2.	To approve the adoption of the Global Payments Inc. 2011 Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers;

5.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants; and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by the Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. You will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the notice.

The Notice of Electronic Availability of Proxy Materials and this Proxy Statement are first being mailed to shareholders on or about August 18, 2011.

B.	Quorum and Voting

(1) Voting Shares. Pursuant to our Amended and Restated Articles of Incorporation, only the Company’s common shares, no par value (the “Common Stock”), may be voted at the Annual Meeting.

(2) Record Date. Only those holders of Common Stock of record at the close of business on August 8, 2011, are entitled to receive notice and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, there were 80,602,143 shares of Common Stock issued and outstanding, held by approximately 2,305 shareholders of record. These holders are entitled to one vote per share.

(3) Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a Quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the respective shareholders have indicated their intention to abstain or withhold their votes, but in some instances may be considered votes “cast.” Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a Quorum and may be entitled to vote on other matters at the Annual Meeting.

(4) Voting Options. The first proposal, which is the election of three directors in Class II, will require the vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. Shareholders may (i) vote “for” each nominee, or (ii) “withhold” authority to vote for any nominee. If a Quorum is present, a vote to “withhold” and a broker non-vote will have no effect on the outcome of the election of directors. The three nominees receiving the most votes will be elected to serve as the Class II Directors for a three-year term.

With respect to the second proposal, the approval of the Global Payments Inc. 2011 Incentive Plan requires the affirmative vote of a majority of the votes cast; provided that the total votes cast on the proposal must represent over 50% of the total outstanding shares of our Common Stock. Abstentions are counted as votes “cast” for purposes of this proposal, and therefore will result in the proposal receiving fewer votes and thus have the same effect as a vote against the proposal. Broker non-votes will be treated as not entitled to vote on this proposal, and therefore will affect the outcome of a vote only to the extent that broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on this proposal represent over 50% of the total outstanding shares of our Common Stock.

With respect to the third proposal, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this Proxy Statement requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. Abstentions and broker non-votes will not affect the outcome of this proposal.

With respect to the fourth proposal, the advisory (non-binding) vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders have three options of frequency, and they may vote for every (i) 1 year, (ii) 2 years, (iii) 3 years, or (iv) “abstain” from voting on the proposal. The frequency option that receives the most affirmative votes of all the votes cast on proposal four is the frequency that will be deemed recommended by the Company’s shareholders. Abstentions and broker non-votes will have no effect in determining the frequency option that is recommended by shareholders.

With respect to the fifth proposal, the ratification of Deloitte as the Company’s independent public accountants for the fiscal year ending May 31, 2012, requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. Abstentions will have no effect on the outcome of the reappointment of Deloitte as the Company’s independent public accountants.

(5) How to Vote. If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card.

(6) Internet and Telephone Voting. Shareholders of record can simplify their voting and reduce our costs by voting their shares via the Internet or by telephone. Shareholders may submit their proxy voting instructions via the Internet or telephone by following the instructions provided in the notice of electronic availability. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or a broker, the availability of Internet and telephone voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.

(7) Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

NAMED IN PROPOSAL 1, “FOR” THE APPROVAL OF THE ADOPTION OF THE GLOBAL PAYMENTS INC. 2011 INCENTIVE PLAN IN PROPOSAL 2, “FOR” THE APPROVAL, ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN PROPOSAL 3, “FOR” A FREQUENCY OF EVERY YEAR (1 YEAR) FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL 4, AND “FOR” PROPOSAL 5 RELATING TO THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the proposals noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

(8) Revocation of a Proxy. A shareholder’s submission of a proxy via the Internet, by telephone, or by mail does not affect the shareholder’s right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) delivering written notice of revocation to our Corporate Secretary, Suellyn P. Tornay, at our address listed on the first page of this proxy statement, (ii) properly submitting to us a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 1:00 a.m. Central Time on September 27, 2011.

(9) Adjourned Meeting. If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two or more than twelve, as determined from time to time by resolution of the shareholders or of the Board of Directors. Our Board of Directors has adopted a resolution that the Board should have nine members. The Board of Directors currently consists of nine members, who are divided into three classes, with the term of office of each class ending in successive years. Each class of directors serves staggered three-year terms.

The three directors in Class II, Paul R. Garcia, Gerald J. Wilkins, and Michael W. Trapp have been nominated for election at the Annual Meeting. The Class II Directors will be elected to hold office until the 2014 annual meeting of shareholders, or until their respective successors have been duly elected and qualified, or until their respective earlier resignation, retirement, disqualification, removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present is required for the election of each of the nominees. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the three nominees.

A.	Certain Information Concerning the Nominees and Directors

The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in the last five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information The following table includes the experience that led the Board of Directors to conclude that the individual should continue to serve as a director of the Company. There is no family relationship between any of our executive officers or directors. There are no arrangements or understandings between any of our directors and any other person pursuant to which any of them was elected as a director, other than arrangements or understandings with the directors solely in their capacities as such. For information concerning membership on committees of the Board of Directors, see “Other Information about the Board and its Committees” below.

NOMINEES FOR DIRECTOR

Class II

Term Expiring Annual Meeting 2011

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Paul R. Garcia (59)	Chairman of the Board of the Company (since October 2002); Director and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer of NDC eCommerce, a division of National Data Corporation (July 1999 - January 2001); President and Chief Executive Officer of Productivity Point International (March 1997 – September 1998); Group President of First Data Card Services (1995 – 1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989 – 1995).

Mr. Garcia’s leadership skills, extensive knowledge of and experience in the payment services and financial services industries, and his understanding of our business and historical development give him unique insight into our company’s challenges, opportunities, and business.

Gerald J. Wilkins (53)

Director of the Company (since November 2002)

President, WJG Consulting, Inc. (2003-2007 and 2008 to present) (1); Chief Financial Officer, Habitat for Humanity International (2007-2008) (2); Executive Vice President and Chief Financial Officer of AFC Enterprises, Inc. (2000-2003) (3); Chief Financial Officer of AFC Enterprises, Inc. (1995-2000); Vice President, International Business Planning, KFC International (1993-1995).

Mr. Wilkins’ experience as a principal financial officer of several organizations provides an important perspective to our Board regarding finance and accounting matters.

Michael W. Trapp (71)	Director of the Company (since July 2003) President, Sands Partners, Inc. (since 2000) (4); Managing Partner, Southeast area, Ernst & Young LLP (1993-2000); Director, Ann Inc.

Mr. Trapp brings to the Board expertise and knowledge regarding finance and accounting matters, enabling him to provide valuable leadership to the Board’s oversight of financial reporting. He serves as the Chairman of our Audit Committee and qualifies as an “audit committee financial expert” under the applicable SEC rules.

(1)	Independent consulting firm.

(2)	Nonprofit housing ministry.

(3)	Franchisor and operator of quick-service restaurants.

(4)	Investment business.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class III

Term Expiring Annual Meeting 2012

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Alex W. Hart (71)

Director of the Company (since February 2001)

Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director, Fair Isaac Corporation, Miter Systems, Inc., and VeriFone, Inc.; Chairman of the Board and Director, SVB Financial Group.

Mr. Hart brings to our Board substantial experience in our industry, having served as the President and Chief Executive Officer of MasterCard and has served as a director of several companies. Because of such experience, we believe Mr. Hart has a deep understanding of the strategic and operational issues we face and provides useful insight to our Board as we review our strategic initiatives. Mr. Hart serves as the Chairman of our Governance, Nominating, and Risk Oversight Committee.

William I Jacobs (69)

Director of the Company (since February 2001)

Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000-2002) (1); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Director, Asset Acceptance Capital Corp.

Mr. Jacobs’ executive management experience, leadership skills, board expertise, and legal training provide our Board with leadership and consensus building skills on matters of strategic importance. Mr. Jacobs serves a vital role as our lead director.

Alan M. Silberstein (63)

Director of the Company (since September 2003)

President, Allston Associates LLP (previously Silco Associates Inc.) (since October 2004) (2); President and Chief Operating Officer, Debt Resolve, Inc. (2003-2004) (3); President and Chief Executive Officer, Western Union (2000-2001); Chairman and Chief Executive Officer, Claim Services, Travelers Property Casualty Insurance (1996-1997); Executive Vice President, Retail Banking, Midlantic Corporation (1992- 1995); Director, Capital Access Network, Inc. and Green Bancorp, Inc.

Mr. Silberstein’s experience in the financial services industry and his experience managing several diverse companies provide an important point-of-view to our Board.

(1)	National residential and small business energy provider.

(2)	Management services firm.

(3)	Provider of online collections services.

Class I

Term Expiring Annual Meeting 2013

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Edwin H. Burba, Jr. (74)

Director of the Company (since February 2001)

National Security Leadership and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989).

General Burba had an extensive career in the military and retired from the army in 1993 as the Commander-in-Chief, Forces Command, Fort McPherson, Georgia. His leadership skills and experience managing people brings a unique perspective and useful insight to our Board which we have found to be invaluable. General Burba serves as the Chairman of our Compensation Committee.

Raymond L. Killian (74)

Director of the Company (since September 2003)

Chairman Emeritus, Investment Technology Group, Inc. (since March 2007) (1); Chairman, Investment Technology Group, Inc. (1997-2007); President and Chief Executive Officer, Investment Technology Group, Inc. (1995-2002 and 2004-2007); Executive Vice President, Jefferies Group, Inc. (1985-1995); Vice President, Institutional Sales, Goldman Sachs & Co. (1982-1985).

In addition to the specific experience described above, Mr. Killian brings to our Board his experience managing a complex, publicly traded company. With his skills and expertise in information technology issues, he serves as the Chairman of our Technology Committee.

Ruth Ann Marshall (57)

Director of the Company (since September 2006)

President, Americas for MasterCard International (2000-2006) (2); Senior Executive Vice President, Concord, EFS (1995-1999); Director, American Standard Inc. and ConAgra, Inc.

Because of Ms. Marshall’s deep knowledge of our business and industry as well as her detailed and in-depth knowledge of the issues, opportunities and challenges facing us, we believe that she is an invaluable member of our Board of Directors.

(1)	Specialized agency brokerage and technology firm.

(2)	A global payment solutions company.

B.	Other Information about the Board and its Committees

(1) Meetings. During the fiscal year ended May 31, 2011 (the 2011 fiscal year), our Board of Directors held seven meetings. All directors attended 100% of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee.

(2) Fiscal Year 2011 Director Compensation. The following table reflects the compensation payable to the outside directors of the Company. Since we do not offer any non-equity incentive plan compensation or any pension benefits to our directors, and there was no other compensation required to be disclosed, columns (e) and (g) have been eliminated.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Change in Nonqualified Deferred Compensation Earnings (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(h)
Edwin H. Burba, Jr.	$81,500	$80,017	$44,996	—	$206,513
Paul R. Garcia (3)	—	—	—	—	—
Alex W. Hart	$84,000	$80,017	$44,996	—	$209,013
William I Jacobs	$130,500	$105,007	$44,996	—	$280,503
Raymond L. Killian	$83,500	$80,017	$44,996	—	$208,513
Ruth Ann Marshall	$69,000	$80,017	$44,996	$0	$194,013
Alan M. Silberstein	$74,000	$80,017	$44,996	$0	$199,013
Michael W. Trapp	$92,500	$80,017	$44,996	—	$217,513
Gerald J. Wilkins	$69,500	$80,017	$44,996	—	$194,513

(1)	The amounts shown in the Stock Awards column reflect aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The amount shown in this column was determined by multiplying the number of shares received by the value of the Common Stock on the date of the grant. Additional details regarding the stock awards are set forth in the section entitled “Compensation Policy” below. Such shares are entitled to receive dividends once issued but at the same rate as all of the Company’s shareholders. As of May 31, 2011, the outside directors did not hold any unvested stock awards.

(2)	The amounts shown in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited Financial Statements for the fiscal year ended May 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on July 25, 2011. Additional details regarding the option awards are set forth in the section entitled “Compensation Policy” below. See the section entitled “Outstanding Options for Directors” below regarding the number of outstanding options for each non-employee director as of May 31, 2011.

(3)	Mr. Garcia is a member of the Board of Directors and is also an employee of the Company and does not receive any additional compensation for his role as a director.

(4)	All of the non-employee Directors are eligible to participate in the Global Payments Inc. Non-Qualified Deferred Compensation Plan described below. In fiscal year 2011, only Ms. Marshall and Mr. Silberstein participated. Neither Ms. Marshall, Mr. Silberstein nor any of the other non-employee Directors received any interest on deferred compensation at an above-market rate of interest in 2011.

(3) Compensation Policy. During fiscal year 2011, our policy regarding the compensation of directors provided that a non-employee director who served as the lead director was compensated at a rate of $105,000 per year in cash and received fully-vested shares of Common Stock worth approximately $105,000. A non-employee director who served as the chairperson of the audit committee received $75,000 in cash and fully-vested shares of Common Stock worth approximately $80,000. A non-employee director who served as the chairperson of the compensation committee received $65,000 in cash and fully-vested shares of Common Stock worth approximately $80,000. A non-employee director who served as a chairperson of any other committee received $60,000 in cash and fully-vested shares of Common Stock worth approximately $80,000. Each other non-employee director received an annual retainer of $55,000 in cash and fully vested shares of Common Stock worth approximately $80,000. All Common Stock granted pursuant to the director compensation policy described immediately above is valued at the market price as of the date of grant and is issued under our Amended and Restated 2005 Incentive Plan. Pursuant to the foregoing policy, Mr. Jacobs received 2,496 shares of Common Stock, and each of the other non-employee directors received 1,902 shares of Common Stock. Such Common Stock was issued and cash was paid on the business day following the annual meeting of shareholders in

2010. We believe that paying part of the annual consideration in Common Stock encourages ownership of our Common Stock by our directors.

In addition, all non-employee directors received $1,500 per Board meeting attended, except for the lead director who received $2,500 per Board meeting. Non-employee directors who served on a committee received $1,500 per committee meeting, while the chairperson of such committee received $2,500 per committee meeting. Telephonic meetings and telephonic participation for both Board meetings and committee meetings are compensated at $1000 per meeting. We do not compensate a director who is also an employee of the Company for his or her services as a director. Directors were also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Also, in fiscal year 2011, each of our non-employee directors received an option to purchase shares of Common Stock having a valuation according to the Black-Scholes option pricing model of $45,000. These options were issued on the day following the annual meeting of shareholders in 2010 pursuant to the Amended and Restated 2000 Non-Employee Director Stock Option Plan, as amended (the “2000 Director Plan”). We believe that the option grants advance the interests of the Company by encouraging ownership of our Common Stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to our success. The options are granted to non-employee directors upon election or appointment to the Board and on the business day following each annual meeting of shareholders. Option grants under the 2000 Director Plan are pro-rated for partial years of service. All options granted in fiscal year 2011 under the 2000 Director Plan will become exercisable as to 25% of the shares after the first year, 25% after the second year, 25% after the third year, and 25% after the fourth year of service from the grant date, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee’s failure to be re-nominated or re-elected as a director. Upon a grantee’s termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date which is 10 years after the grant date of the option unless the 2000 Director Plan provides for earlier termination. During fiscal year 2011, the eight non-employee directors received a stock option grant for the purchase of 3,612 shares of Common Stock at an exercise price of $42.07 per share. The grant made to the directors on October 1, 2010 will be the last grant awarded from the 2000 Director Plan because it terminated on October 2, 2010 according to its terms.

(4) Outstanding Options for Directors. The following table reflects the outstanding options (vested and unvested) for each non-employee director as of May 31, 2011. The “spread” value contained in the third column is calculated by multiplying the number of options outstanding by the difference between the value of the Common Stock at the closing price on May 31, 2011, which was $51.96, and the exercise price of the option.

Non-employee Directors	Options Outstanding as of May 31, 2011 (includes vested and unvested)	Value as of May 31, 2011 (includes vested and unvested)
Edwin H. Burba, Jr.	29,894	$313,258
Alex W. Hart	46,110	$845,988
William I Jacobs	50,050	$994,467
Raymond L. Killian	41,292	$664,422
Ruth Ann Marshall	25,124	$226,420
Alan M. Silberstein	41,292	$664,422
Michael W. Trapp	25,124	$226,420
Gerald J. Wilkins	29,894	$313,258

(5) Non-Qualified Deferred Compensation Plan. The non-employee directors are eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan, or “DC Plan.” Ms. Marshall and Mr. Silberstein are the only directors who participated in the DC plan during fiscal 2011. Pursuant to the DC Plan, non-employee directors are permitted to elect to defer up to 100% of their annual retainer and meeting fees. Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the DC Plan administrator. Participants are 100% vested in the participant deferrals and related earnings. The Company does not make contributions to the DC Plan and does not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the DC Plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

(6) Board Leadership Structure. The Board of Directors does not have a formal policy on whether the same person should serve as the Chairman of the Board and the Chief Executive Officer. Since 2002, however, Mr. Garcia has served in both roles. The Board believes the combined role of Chief Executive Officer and Chairman, together with a lead independent director having the duties described below, is in the best interest of the shareholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors believes that having our Chief Executive Officer as Chairman of the Board facilitates the Board’s decision-making process because Mr. Garcia possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business and is thus best positioned to develop agendas (with input from the lead independent director) that ensure that the Board’s time and attention is focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers, and suppliers.

Mr. Jacobs serves as our lead independent director. The lead independent director’s duties include providing input on the Board meeting agenda items, serving as the chairperson for all executive sessions of the independent directors, and communicating to the Chief Executive Officer the results of the independent executive Board sessions. Executive sessions of the independent directors are generally held immediately after each regularly scheduled meeting of the Board and do not include our only non-independent director. The independent directors of the Board met in executive session seven times during our fiscal year ended May 31, 2011.

Any interested party may contact the lead director by directing such communications to Mr. Jacobs in care of the Corporate Secretary at our address (10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by us will be forwarded to him.

(7) Director Independence. Each year the Board of Directors undertakes a review of director independence based on the standards for director independence included in the New York Stock Exchange corporate governance rules. The Board considers whether or not there existed any relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review is to determine whether or not any such relationships and transactions existed and, if so, whether any such relationships or transactions were inconsistent with a determination that the director is independent. In fiscal year 2011, there were no such relationships or transactions between the non-employee directors and the Company to review and, as a result, the Board of Directors has determined that all of the directors, except Mr. Garcia (who serves as the Company’s Chief Executive Officer), are independent of the Company and its management.

(8) Committees. Our Board of Directors has a separately-designated Audit Committee, a Compensation Committee, a Governance, Nominating, and Risk Oversight Committee, and a Technology Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that all members of the four committees satisfy the independence requirements of the SEC and the New York Stock Exchange. Each of the committee charters and our corporate governance guidelines are available on our website (www.globalpaymentsinc.com), and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations. Certain information regarding the functions of the Board’s committees and their present membership is provided below.

(9) Audit Committee. As of the end of fiscal year 2011, the members of the Audit Committee were Mr. Trapp (Chairperson), Mr. Wilkins, and Mr. Silberstein. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on our website (www.globalpaymentsinc.com). The Audit Committee annually reviews a report by the independent auditors describing the firm’s internal quality control procedures; reviews the scope, plan and results of the annual audit of the financial statements by our independent auditors; reviews the scope, plan and results of the internal audit program; reviews the nature and extent of non-audit professional services performed by the independent auditors; and annually recommends to the Board of Directors the firm of independent public accountants to be selected as our independent auditors for the next fiscal year. During fiscal year 2011, the Audit Committee held four meetings, each of which was separate from a regular Board meeting.

(10) Audit Committee Financial Expert. The Board of Directors has determined that the chairman of the Audit Committee, Mr. Trapp, is an audit committee financial expert and is independent as independence for audit committee members is defined under the rules established by the SEC and the New York Stock Exchange.

(11) Compensation Committee. As of the end of fiscal year 2011, the members of the Compensation Committee were General Burba (Chairperson), Mr. Hart, Mr. Jacobs, Mr. Killian, and Ms. Marshall. The Committee operates under a written charter which is available on our website (www.globalpaymentsinc.com). This Committee reviews levels of compensation, benefits, and performance criteria for our executive officers and administers the Amended and Restated 2000 Long Term Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2000 Director Plan, and the Amended and Restated 2005 Incentive Plan. They also consider our compensation programs from a risk perspective. Additional information regarding risk consideration is contained in the Compensation Tables and Narratives section under the heading “Consideration of Risk.”

The Compensation Committee charter allows the Committee to delegate certain matters within its authority to individuals, and the Committee may form and delegate authority to subcommittees as appropriate. In addition, the Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties, and for fiscal year 2011 the Committee retained the services of Meridian Compensation Partners LLC, an independent compensation consulting firm. The Compensation Discussion and Analysis section of this proxy statement describes our processes and procedures for the consideration and determination of executive compensation, including the role of the executive officers in determining compensation, and describes the role of the independent consultant in more detail.

During fiscal year 2011, the Compensation Committee also hired Meridian to assist with a review of the director compensation. The Compensation Committee, with Meridian’s assistance, made recommendations to the full Board, which were approved on September 30, 2010 and which took effect on October 2, 2010 and will remain in effect through our 2011 annual meeting. The executives have no role in determining Board compensation. During fiscal year 2011, the Compensation Committee held two meetings, both of which were separate from regular Board meetings.

(12) Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee (a) has ever served as an officer or an employee of the Company or any of its subsidiaries and (b) has ever had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of the Company’s executive officers serves as a member of the board of directors or compensation committee, or similar committee, of any other company that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

(13) Technology Committee. As of the end of fiscal year 2011, the members of the Technology Committee were Mr. Killian (Chairperson), Mr. Hart, and Mr. Silberstein. The Committee operates under a written charter which is available on our website (www.globalpaymentsinc.com). This committee is to serve as a liaison between the Board and management with regard to matters related to information technology and information security and to review the practices and key initiatives of the Company related to information technology and information security. During fiscal year 2011, the Technology Committee held three meetings, all of which were separate from regular Board meetings.

(14) Governance, Nominating, and Risk Oversight Committee. As of the end of fiscal year 2011, the members of the Governance, Nominating, and Risk Oversight Committee (the “Governance Committee”) were Mr. Hart (Chairperson), General Burba, Mr. Jacobs, and Ms. Marshall. The Committee operates under a written charter which is available on our website (www.globalpaymentsinc.com). This committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to us, determining the structure of the Board and its committees, for overseeing the Company’s enterprise risk management process (as described in more detail below), and for identifying, nominating, proposing, and qualifying nominees (including incumbent directors) for open seats on the Board of Directors, based primarily on the following criteria:

•	Experience as a member of senior management or director of a significant business corporation, educational institution, or not-for-profit organization;

•	Particular skills or experience that enhances the overall composition of the Board of Directors;

•	Serves on no more than five other boards of directors of publicly-held corporations; and

•	Serves on no more than three other audit committees of boards of directors of publicly-held corporations.

We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Committee considers whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer the Company and its shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Committee also considers the independence of candidates for director nominees, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board if the Committee believes the candidate will make an exceptional contribution to the Company and its shareholders. In evaluating nominees, the Committee will also take into account the consideration that members of the Board of Directors should collectively possess a broad range of skills, expertise, industry knowledge and other knowledge, business experience and other experience useful to the effective oversight of our business.

The Governance Committee considers candidates for director who are recommended by other members of the Board of Directors and by management, as well as those identified by any outside consultants who are periodically retained by the Committee to assist in identifying possible candidates. The Governance Committee will evaluate potential nominees for open Board positions suggested by shareholders on the same basis as all other potential nominees. To recommend a potential nominee, you may send a letter to the Corporate Secretary, Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328. Such letter should include the following information:

•	Name and address of the shareholder making the recommendation, as it appears on our books and records;

•	Number of shares of our capital stock that are owned by such shareholder;

•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

•	A written statement from the shareholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

Members of the Governance Committee must discuss and evaluate possible candidates prior to recommending them to the Board. This committee had two meetings during fiscal year 2011.

(15) Majority Voting. The Board of Directors has approved the corporate governance guideline described below regarding majority voting. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election (excluding broker and nominee non-votes) than votes “for” his or her election will be required to promptly tender his or her resignation to the Board following certification of the shareholder vote in accordance with the Director Code of Conduct and Ethics.

The Governance Committee will promptly consider any resignation submitted by a director in accordance with the foregoing paragraph and the Governance Committee will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. In considering whether to accept or reject the tendered resignation, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation, the stated reasons why shareholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines.

The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. In considering the Governance Committee’s recommendation, the Board will consider the factors considered by the Governance Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Governance Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance Committee’s or the Board’s recommendation or decision, or any deliberations related thereto.

(16) Role in Risk Oversight by the Board of Directors. Managing risk is an ongoing process inherent in all decisions made by management. The Board of Directors discusses risk throughout the year, particularly at Board and Committee meetings when specific actions are considered for approval. The Board of Directors has ultimate responsibility to oversee the Company’s enterprise risk management program (“ERM”). The Governance Committee has been appointed by our Board of Directors to coordinate the oversight of ERM by the Board.

In connection with the Company’s ERM, the Company has formed a management risk committee which is comprised of the Company’s senior management and which is responsible for identifying, assessing, prioritizing, and developing action plans to mitigate the material risks affecting the Company including monitoring the business environment for changes in and emergence of significant risks. The Governance Committee’s role in overseeing the management of the process is primarily accomplished through the management reporting process, including receiving reports from the chairman of the management risk committee and other members of senior management on areas of material risk to the Company. The Chairman of the Governance Committee will update the full Board of Directors on the process after each Committee meeting and, periodically, the chairman of the management risk committee will also present directly to the full board and seek their input and direction on the process.

The Audit Committee receives reports from the Chairman of the Governance Committee regarding the Company’s ERM, receives a report periodically from the chairman of the management risk committee as described above, and receives reports regularly from the internal auditor, who has responsibility for providing an independent assessment of the effectiveness of management’s risk mitigation activities developed by management. The Audit Committee directly provides oversight of risks related to the integrity of the consolidated financial statements, internal control over financial reporting, and the internal audit function. The Compensation Committee oversees the management of risks related to management succession planning and the Company’s executive compensation program.

(17) Communications from Security Holders. Any security holder may contact any member of the Board of Directors by directing such communication to such Board member in care of the Corporate Secretary at our address (10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by us shall be forwarded to the applicable Board member.

(18) Attendance at Annual Meeting. All directors are expected to attend our annual meeting of shareholders. All nine members of our Board of Directors attended our fiscal year 2010 annual shareholder meeting.

(19) Certain Legal Proceedings. William I Jacobs, a member of the Board of Directors, was the Chief Financial Officer and Managing Director of The New Power Company, a subsidiary of NewPower Holdings, Inc. Both The New Power Company and NewPower Holdings, Inc. filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Georgia on June 11, 2002.

PROPOSAL TWO:

APPROVAL OF THE COMPANY’S 2011 INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval at the Annual Meeting, the Global Payments Inc. 2011 Incentive Plan (the “2011 Plan”). The 2011 Plan will become effective as of the date it is approved by the shareholders.

The 2011 Plan is intended to serve as the successor to the Company’s Third Amended and Restated 2005 Incentive Plan (the “2005 Plan”). As of August 5, 2011, there were approximately 977,296 shares of our Common Stock reserved and available for future awards under the 2005 Plan. If our shareholders approve the 2011 Plan, all future equity awards will be made from the 2011 Plan, and we will not grant any additional awards under the 2005 Plan. However, the Company reserves the right to pay other types of compensation outside of this new plan.

The Board of Directors recommends that the shareholders vote “FOR” approval of adoption of the 2011 Plan. The proxies solicited on behalf of the Board of Directors will be voted in favor of approval of adoption of the 2011 Plan unless otherwise specified. This proposal No. 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (including abstentions); provided that the total votes cast on the proposal (including abstentions) must represent over 50% of the total outstanding shares of our Common Stock.

A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan, which is attached to this Proxy Statement as Appendix A.

A.	Summary of the 2011 Incentive Plan

(1) Purpose and Eligibility. The purpose of the 2011 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. As of May 31, 2011, approximately 1343 employees and 8 non-employee directors would be eligible to participate in the 2011 Plan.

(2) Administration. The 2011 Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of the Board as may be designated by the Board to administer the 2011 Plan, either of which we refer to as the “Committee” in this Proposal. The Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2011 Plan; and make all other decisions and determinations that may be required under the 2011 Plan.

(3) Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2011 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2011 Plan to non-employee directors outside of such established program for director compensation.

(4) Permissible Awards. The 2011 Plan authorizes the granting of awards in any of the following forms:

•

market-priced options to purchase shares of our Common Stock, which may be designated under the Internal Revenue Code (the “Code”) as nonqualified stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•

stock appreciation rights (“SARs”), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee;

•

performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•

other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of Common Stock, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of Common Stock;

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award other than an option or stock appreciation right; and

•	cash-based awards, including performance-based annual bonus awards.

(5) Shares Available for Awards. The aggregate number of shares of Common Stock that may be issued under the 2011 Plan is 7,000,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. Shares underlying options and SARs will count as four tenths of 1 share, and shares underlying all other stock-based awards will count as 1 share, against the number of shares available for issuance under the 2011 Plan. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again become available for future grants of awards under the 2011 Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. The Committee may grant awards under the 2011 Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve. No awards may be granted under the 2011 Plan after the tenth anniversary of the effective date.

(6) Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2011 Plan in any 12-month period to any one participant is 600,000 each. The maximum aggregate dollar value or number of shares of Common Stock subject to performance-vesting awards under the 2011 Plan that may be paid in any 12-month period to any one participant is as follows:

•	performance awards settled in Common Stock, the greater of 600,000 shares or shares having a fair market value of $30 million as of the date of grant of the award; and

•	performance awards settled in cash or property other than shares of Common Stock, $10 million.

For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of shares deemed paid in any one 12-month period is the total amount payable or shares earned for the performance period divided by the number of 12-month periods in the performance period.

(7) Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Committee may accelerate vesting of such full-value awards in the event of the participant’s termination or upon the occurrence of a change in control and the minimum vesting requirements shall not apply to awards made to non-employee directors.

(8) Qualified Performance-Based Awards. All options and stock appreciation rights granted under the 2011 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2011 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Committee that may be as short as a calendar quarter or other three-month period:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion (acquisitions)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

The Committee must establish such goals within the first 25% of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may not waive the achievement of any specified goal, except in the case of death or disability of the participant or a change in control. The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

(9) Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award agreement or any special plan document governing an award, upon the termination of a participant’s service due to death:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable and will remain exercisable for one year thereafter (or the earlier end of the term of the award) and

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Committee may discriminate among participants or among awards in exercising such discretion.

(10) Anti-dilution Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2011 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2011 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our Common Stock into a lesser number of shares, the authorization limits and annual award limits under the 2011 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

(11) Amendment and Termination of the 2011 Plan. The Board or the Committee may amend, suspend or terminate the 2011 Plan at any time, except that no amendment may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the number of shares available under the 2011 Plan, expands the types of awards available under the 2011 Plan, materially expands the class of participants eligible to participate in the Plan, materially extends the term of the Plan, or if the Board or Committee its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of the 2011 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our shareholders, the exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

(12) Prohibition on Repricing. As indicated above under “Amendment and Termination,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option or SAR (i.e., an option or SAR having an exercise or base price in excess of the current market value of the underling stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

(13) Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution, and any option or other purchase right shall be exercisable during the participant’s lifetime only by such participant. A beneficiary, guardian, legal representative or other person claiming any rights under the 2011 Plan from or through a participant will be subject to all the terms and conditions of the 2011 Plan and any award agreement applicable to the participant.

(14) Clawback Policy. Awards under the 2011 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

B.	Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2011 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

(1) Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a Nonqualified stock option under the 2011 Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

(2) Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

(3) Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2011 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

(4) Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

(5) Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

(6) Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Performance awards granted under the 2011 Plan are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

(7) Code Section 409A. The 2011 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights as that comply with the terms of the 2011 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2011 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

(8) Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2011 Plan.

C.	New Plan Benefits

Grants and awards under the 2011 Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the shareholders approve the Plan, such grants and awards will be made at the discretion of the Committee.

The 2011 Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (including abstentions); provided that the total votes cast on the proposal (including abstentions) must represent over 50% of the total outstanding shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE GLOBAL PAYMENTS INC. 2011 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of the end of our 2011 fiscal year, including the Company’s Third Amended and Restated 2005 Incentive Plan, the Company’s Amended and Restated 2000 Long-Term Incentive Plan, the Company’s 2000 Non-Employee Director Stock Option Plan, and the Company’s 2000 Employee Stock Purchase Plan, each of which has previously been approved by the Company’s shareholders. The shareholders are being asked to approve the Company’s 2011 Incentive Plan, as provided in Proposal 2 above and to allow 7,000,000 additional shares.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	2,470,456	$33.00	3,305,550	(1)
Equity compensation plans not approved by security holders:	0	0	0
Total	2,470,456	$33.00	3,305,550

(1)	This includes shares available from both our 2000 Employee Stock Purchase Plan and our Third Amended and Restated 2005 Incentive Plan, including 1,825,295 shares available for issuance pursuant to awards under the Third Amended and Restated 2005 Incentive Plan (or up to 912,647 full value awards) as of May 31, 2011.

PROPOSAL THREE:

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In accordance with recently adopted Section 14A of the Exchange Act, the Board of Directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Company’s named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

Resolved, that the shareholders of Global Payments Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion.

The Company urges you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the executive officers in fiscal year 2011 whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and motivate talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company in ways such as the following:

•	Pay opportunities are appropriate to the size of the Company when compared to peer companies

•	The pay program is heavily performance-based using multiple measures which are fully disclosed in the proxy statement

•	Long-term incentives are linked to shareholders through performance shares that change in value as stock price changes

•	There has been no backdating or re-pricing of stock options

•	Perquisites are a minor part of our compensation program

•	Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of GPN’s common stock falls

•	Executives are subject to stock ownership guidelines

•	Change-in-control agreements are double trigger, and future arrangements will not have excise tax gross-ups

•	The Committee engages an independent compensation consultant

The vote regarding the compensation of the named executive officers described in this Proposal No. 3, referred to as a “say-on-pay advisory vote,” is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors values the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF THE VOTE

ON EXECUTIVE COMPENSATION

As described in Proposal No. 3 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.”

This Proposal No. 4 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, shareholders may vote to have the say-on-pay vote every year, every two years or every three years. Shareholders may also abstain from voting. This is an advisory vote and is, therefore, non-binding.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program and, accordingly, the Board recommends that this vote be held every year. It should be noted, however, that shareholders are not voting to approve or disapprove the Board’s recommendation on this matter. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (“1 YEAR”), AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS.

PROPOSAL FIVE:

RATIFICATION OF THE REAPPOINTMENT OF AUDITORS

A.	Deloitte & Touche LLP

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for the Company. The Audit Committee has recommended that Deloitte & Touche LLP, or Deloitte, who served during the fiscal year ended May 31, 2011, be selected for the fiscal year ending May 31, 2012, and the Board has approved the selection. Unless a shareholder directs otherwise, proxies will be voted for the approval of the selection of Deloitte as independent public accountants for fiscal year ending May 31, 2012. If the appointment of Deloitte is not ratified by the shareholders, the Board will consider the selection of other independent public accountants for 2012.

A representative of Deloitte will be present at the 2011 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

B.	Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $2,541,199 for fiscal year 2011 and $2,411,141 for fiscal year 2010.

C.	Audit-Related Fees

Audit-related fees are the fees billed by Deloitte for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no audit-related fees billed during fiscal year 2011 or during fiscal year 2010.

D.	Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning services were $302,350 for fiscal year 2011 and $379,700 for fiscal year 2010. In fiscal year 2011, $67,350 of such fees was for tax return preparation and compliance and $235,000 was for tax consulting and advisory services. In fiscal year 2010, $47,000 of such fees was for tax return preparation and compliance and $332,700 was for tax consulting and advisory services.

E.	All Other Fees

For fiscal year 2011, Deloitte was engaged to perform advisory services related to network security procedures, which resulted in $69,000 of other fees. Except as described above, there were no other fees billed by Deloitte for professional services in fiscal year 2010.

F.	Audit Committee Pre-Approval Policies

The Audit Committee must approve any audit services and any permissible non-audit services provided by Deloitte prior to the commencement of the services. In making its pre-approval determination, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships which could appear to impair the objectivity of the independent registered public accounting firm, it is generally the Audit Committee’s practice to restrict the non-audit services that may be provided to us by our independent auditor to audit-related services, tax services and merger and acquisition due diligence and integration services, but other permissible non-audit services are approved on a case by case basis.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $100,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with the foregoing policy.

G.	Audit Committee Review

Our Audit Committee has reviewed the services rendered and the fees billed by Deloitte for the fiscal year ended May 31, 2011. The Audit Committee has considered whether or not the provision of non-audit services described above under the headings “Audit-Related Fees” and “All Other Fees” is compatible with maintaining Deloitte’s independence and has determined that the provision of such services does not affect Deloitte’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE REAPPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

CERTAIN INFORMATION CONCERNING THE EXECUTIVE OFFICERS

The following table sets forth the names of our executive officers as of May 31, 2011, their ages, their positions with the Company, and their principal occupations and employers for at least the past five years. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any of them was elected an officer, other than arrangements or understandings with our officers acting solely in their capacities as such. Our executive officers serve at the pleasure of our Board of Directors.

Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
Paul R. Garcia	59	Chairman of the Board of Directors and Chief Executive Officer	Chairman of the Board of Directors (since October 2002); Chief Executive Officer of Global Payments (since February 2001); Chief Executive Officer of NDC eCommerce (July 1999–January 2001); President and Chief Executive Officer of Productivity Point International (March 1997– September 1998); Group President of First Data Card Services (1995–1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989–1995).

Jeffrey S. Sloan	44	President	President, Global Payments Inc. (since June 2010); Partner, Goldman Sachs Group, Inc. (1) (December 2004 - May 2010) heading the Financial Technology Group in New York and focused on mergers and acquisitions and corporate finance; Managing Director, Goldman Sachs Group, Inc. (December 2001 – November 2004); Vice President, Goldman Sachs Group, Inc. (September 1998 - November 2001).

David E. Mangum	45	Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President and Chief Financial Officer (since August 2011) of Global Payments; Executive Vice President and Chief Financial Officer (November 2008 – August 2011) of Global Payments; Executive Vice President of Fiserv Corp., which acquired CheckFree Corporation (2) in December 2007, (December 2007 – August 2008) leading the integration of the CheckFree acquisition; Executive Vice President and Chief Financial Officer of CheckFree Corporation (July 2000 to December 2007); Senior Vice President, Finance and Accounting of CheckFree Corporation (September 1999 – May 2000); Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. (July 1998 – September 1999).

Joseph C. Hyde	37	President - International	President - International (since November 2008) of Global Payments; Executive Vice President and Chief Financial Officer (October 2005 – November 2008) of Global Payments; Senior Vice President of Finance of Global Payments (December 2001 – October 2005); Vice President of Finance of Global Payments (February 2001- December 2001); Vice President of Finance of NDC eCommerce (June 2000–January 2001); Associate, Alvarez & Marsal (1998–2000); Analyst, The Blackstone Group (1996-1998).

Suellyn P. Tornay	50	Executive Vice President and General Counsel	Executive Vice President (since June 2004) and General Counsel for the Company (since February 2001); Interim General Counsel for National Data Corporation (1999–2001); Group General Counsel, eCommerce Division of National Data Corporation (1996–1999); Senior Attorney, eCommerce Division of National Data Corporation (1987–1995); Associate at Powell, Goldstein, Frazer, & Murphy (1985–1987).

Morgan M. Schuessler	41	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Administrative Officer (since November 2008) of Global Payments; Executive Vice President, Human Resources and Corporate Communications of Global Payments (June 2007 - November 2008); Senior Vice President, Human Resources and Corporate Communications of Global Payments (June 2006 – June 2007); Senior Vice President, Marketing and Corporate Communications of Global Payments (October 2005 – June 2006); Vice President, Global Purchasing Solutions of American Express Company (February 2002 – February 2005). (3)

Daniel C. O’Keefe	45	Senior Vice President and Chief Accounting Officer	Senior Vice President and Chief Accounting Officer of the Company (since August 2008); Vice President, Accounting Policy of the Company (April 2008-August 2008); Vice President and Chief Accounting Officer of Ocwen Financial Corporation (November 2006-April 2008) (4); Vice President, Business Management of RBS Lynk (February 2005-October 2006) (5); Assistant Controller, External Reporting of Beazer Homes USA, Inc. (November 2002-February 2005) (6).

(1)	Investment banking firm.

(2)	Provider of financial services technology.

(3)	A global payments network and travel company.

(4)	Business process outsourcing provider to the financial services industry, specializing in loan servicing, mortgage fulfillment and receivables management services.

(5)	Provider of payment processing services.

(6)	Residential homebuilder.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of June 30, 2011, with respect to the beneficial ownership of the Company’s Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 15 persons, as a group, who were directors and/or executive officers of the Company on June 30, 2011.

Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Paul R. Garcia	1,230,773	(3)	1.49%
Edwin H. Burba, Jr.	25,420	(4)	*
Alex W. Hart	49,510	(5)	*
William I Jacobs	70,732	(6)	*
Raymond L. Killian, Jr.	37,528	(7)	*
Ruth Ann Marshall	18,524	(8)	*
Alan M. Silberstein	37,528	(9)	*
Michael W. Trapp	21,598	(10)	*
Gerald J. Wilkins	25,100	(11)	*
Jeffrey S. Sloan	57,944	(12)	*
David E. Mangum	46,221	(13)	*
Joseph C. Hyde	80,312	(14)	*
Suellyn P. Tornay	87,197	(15)	*
All Directors and Executive Officers as a group	1,838,236	(16)	2.23%

*	Less than one percent

(1)	The address of each of the directors and officers listed is c/o Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328.

(2)	The percentage calculations are based on 80,319,006 shares of Common Stock outstanding on June 30, 2011, plus shares that could be acquired through the exercise of stock options that were exercisable as of June 30, 2011 or will become exercisable within 60 days of June 30, 2011.

(3)	This amount includes 70,893 shares of restricted stock over which Mr. Garcia currently has sole voting power and includes options to purchase 848,510 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 102,804 shares held by a grantor-retained annuity trust of which Mr. Garcia’s wife is the trustee.

(4)	This amount includes options to purchase 17,691 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 7,729 shares held in a trust of which General Burba and his wife are co-trustees.

(5)	This amount includes options to purchase 33,907 shares which are currently exercisable or will become exercisable within 60 days.

(6)	This amount includes options to purchase 37,847 shares which are currently exercisable or will become exercisable within 60 days.

(7)	This amount includes options to purchase 29,089 shares which are currently exercisable or will become exercisable within 60 days.

(8)	This amount includes options to purchase 12,921 shares which are currently exercisable or will become exercisable within 60 days.

(9)	This amount includes options to purchase 29,089 shares which are currently exercisable or will become exercisable within 60 days.

(10)	This amount includes options to purchase 12,921 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 8,677 shares held in a trust of which Mr. Trapp and his wife are co-trustees.

(11)	This amount includes options to purchase 17,691 shares which are currently exercisable or will become exercisable within 60 days.

(12)	This amount includes 44,694 shares of restricted stock over which Mr. Sloan has sole voting power and includes options to purchase 6,250 shares which are currently exercisable or will become exercisable within 60 days.

(13)	This amount includes 18,923 shares of restricted stock over which Mr. Mangum has sole voting power and includes options to purchase 20,058 shares which are currently exercisable or will become exercisable within 60 days.

(14)	This amount includes 15,253 shares of restricted stock over which Mr. Hyde has sole voting power and options to purchase 49,975 shares which are currently exercisable or will become exercisable within 60 days.

(15)	This amount includes 11,895 shares of restricted stock over which Ms. Tornay currently has sole voting power and options to purchase 59,891 shares which are currently exercisable or will become exercisable within 60 days.

(16)	This amount includes 1,196,337 options which are currently exercisable or will become exercisable within 60 days.

COMMON STOCK OWNERSHIP BY CERTAIN OTHER PERSONS

The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class as Reflected in the Applicable 13G Filing
T. Rowe Price Associates, Inc. (1) 100 East Pratt Street Baltimore, Maryland 21202	11,223,912	14.0%
Janus Capital Management LLC (2) 151 Detroit Street Denver, Colorado 80206	5,658,225	7.1%
TimesSquare Capital Management, LLC (3) 1177 Avenue of the Americas 39th Floor New York, New York 10036	4,925,840	6.2%
Blackrock, Inc. (4) 40 East 52nd Street New York, New York 10022	4,535,702	5.7%
Goldman Sachs Asset Management (5) 200 West Street New York, New York 10282	4,351,095	5.5%

(1)	This information is contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. with the Securities and Exchange Commission on February 14, 2011. T. Rowe Price Associates, Inc. reports sole dispositive power of all shares listed above and sole voting power for 2,475,040 shares, while T. Rowe Price Mid-Cap Growth Fund, Inc. reports sole dispositive power over none of the shares listed above and sole voting power for 5,350,000 shares.

(2)	This information is contained in a Schedule 13G filed by Janus Capital Management LLC with the Securities and Exchange Commission on February 14, 2011. Of the aggregate number of shares shown above, Janus Capital reports sole voting and dispositive power over 1,537,310 shares, Perkins Investment Management LLC, a subsidiary of Janus Capital, reports shared voting and dispositive power over 4,126,515 shares, and INTECH Investment Management, also a subsidiary of Janus Capital, reports shared voting and dispositive power over 4,400 shares. Each of these entities reports that it is a registered investment advisor, and they do not have the right to receive any dividends on the shares, or the proceeds from any sale of the shares, and they disclaim any ownership associated with such rights.

(3)	This information is contained in a Schedule 13G filed by TimesSquare Capital Management, LLC with the Securities and Exchange Commission on February 8, 2011. TimesSquare Capital Management, LLC reports sole dispositive power of all shares listed above and sole voting power for 4,019,440 shares.

(4)	This information is contained in a Schedule 13G filed by Blackrock, Inc. with the Securities and Exchange Commission on January 21, 2011. Blackrock, Inc. reports sole dispositive power of all shares listed above and sole voting power for all shares listed above.

(5)	This information is contained in a Schedule 13G filed by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC with the Securities and Exchange Commission on February 8, 2011. Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC report shared dispositive power of all shares listed above and shared voting power over 4,264,807 shares.

COMPENSATION AND OTHER BENEFITS:

COMPENSATION DISCUSSION AND ANALYSIS

2011 Compensation Highlights

We concluded another successful year in fiscal year 2011. We believe that our executive compensation programs are materially aligned with Company performance and that our pay practices contributed to our success. Of particular note:

•

Compared to the companies against whom we benchmark our compensation opportunities, we have performed at the 70th percentile or above in five key performance measures, including 3-year and 5-year revenue growth and total shareholder return.

•	Our 5 year compound annual growth rates (CAGR) for revenue and normalized EPS are 15% and 12% respectively.

•

Our CEO and his leadership team have an average tenure of 9 years with Global Payments and its predecessor, National Data Corporation, and more than a century’s worth of cumulative experience within the payments industry.

We continue to evaluate our plans every year against various sets of market data to ensure they effectively align our pay practices with performance. For fiscal year 2012, we are modifying our long-term incentive plan to further enhance the performance-based nature of the plan.

Below is a summary of compensation decisions made and performance achieved during the year illustrating our focus on paying for performance.

•

In aggregate, the Named Executive Officers (as set forth in Section A below) earned 97.1% of target in fiscal year 2011 bonus payouts. These payouts were a result of achieving specific revenue, diluted EPS, and individual goals set in early fiscal year 2011.

•

In aggregate, the Named Executive Officers earned 94.3% of target in performance-based restricted stock. These payouts were a result of achieving specific revenue, diluted EPS and margin goals set in early fiscal year 2011, with vesting over an additional three years. The value of each share of performance-based restricted stock changes as our stock price changes, thereby aligning executive and shareholder interests.

•

Stock option awards were granted with an exercise price equal to the price of our common stock on the grant date, and will create no value to executives unless the stock price exceeds that level when the options vest and are exercised.

•	The Named Executive Officers received salary increases for fiscal year 2011 in line with market practice, individual performance, and other factors.

The following contains additional detail regarding our executive pay program.

A.	Introduction

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section is a series of tables containing specific information about the compensation earned or paid in fiscal year 2011 to the following individuals, to whom we refer as our “Named Executive Officers” or “NEOs” for the purposes of this proxy statement.

Paul R. Garcia—Chairman and Chief Executive Officer

David E. Mangum—Senior Executive Vice President and Chief Financial Officer

Jeffrey S. Sloan—President

Joseph C. Hyde—President, International

Suellyn P. Tornay—Executive Vice President and General Counsel

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

B.	Objectives of Compensation Policies

We design our compensation program with a view to retaining and attracting executive leadership of a caliber and level of experience necessary to effectively manage our complex, growth-oriented, and global businesses. Our objective is to have a compensation program that will allow us to:

•	Support the financial and business objectives of the organization;

•	Attract, motivate, and retain highly qualified executives;

•	Create an environment where performance is expected and rewarded;

•	Deliver an externally competitive total compensation structure; and

•	Align the interests of our executives with our shareholders.

In order to do this effectively, our program must:

•	Provide our executives with total compensation opportunities at levels that are competitive for comparable positions;

•	Provide variable, at-risk incentive awards opportunities that are only payable if specific goals are achieved;

•	Provide significant upside opportunities for better-than-expected performance; and

•	Align our executives’ interests with those of our shareholders by making stock-based incentives a core element of our executives’ compensation.

C.	Role of the Independent Compensation Consultant

The Compensation Committee retained an independent compensation consultant from Meridian Compensation Partners, LLC during fiscal year 2011. The consultant takes guidance from and reports directly to the Compensation Committee. She advises the Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our executives, including the Named Executive Officers. At the request of the Committee and to provide context for the Committee’s compensation decisions made for fiscal year 2011, the consultant performed the following services for the Committee late in fiscal year 2010:

•

Conducted a market review and analysis for the Named Executive Officers to determine whether their total targeted compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

•	Conducted pay and performance relationship analyses to evaluate the correlation of prior year Company performance and pay levels to those of the peer group companies;

•

Prepared tally sheets on the Named Executive Officers to allow the Compensation Committee to review the total wealth accumulated during each executive’s tenure with the Company and to assess its reasonableness, and to show the impact to the Company of a termination event by an executive or change in control; and

•	Attended Committee meeting(s) to discuss these items with the Committee in early fiscal year 2011.

The same individual consultant was retained throughout the year. Meridian performed no services for the company which were not executive or director compensation related during fiscal year 2011.

The tally sheets referred to above allowed the Committee to assess the impact of compensation decisions over time. The Committee did not deem any changes to be necessary to the compensation decisions as the result of its review of the information contained in such tally sheets.

D.	Market Data

We consider the compensation levels, programs, and practices of certain other companies to assist us in setting our executive compensation so that it is market competitive. For fiscal year 2011, the peer group listed below was utilized for this purpose. These companies were chosen because each such company is in the transaction processing or data services business, is publicly traded, and, in terms of our revenue compared to that of the peer group, we would fall near the median. We compete for talent with several of these peer companies.

Acxiom Corp Alliance Data Systems Broadridge Financial Solutions Convergys Corporation CSG Systems International	Equifax Euronet Worldwide Fair Isaac Corporation Fidelity National Info Services Global Cash Access Holdings	Heartland Payment Systems Moneygram International Paychex Total System Services

The Compensation Committee annually reviews and updates the list of companies comprising the peer group to ensure it provides an appropriate marketplace focus.

Before the Compensation Committee met in executive session to set fiscal year 2011 compensation, the independent consultant collected and analyzed comprehensive market data for its use. The consultant presented market figures representing the size-adjusted median of the market for base salary, target short term incentive opportunity and long term incentive opportunity. The consultant used peer group proxy data as the primary data source and supplemented it as necessary with general industry information from an executive compensation database maintained by Aon Hewitt. The Committee reviewed the data for each of the Named Executive Officers for the different elements of compensation and then made individual compensation decisions, taking into consideration such factors as performance, retention, internal equity, individual development, and succession planning. Given that, some actual pay opportunities for our executives are higher than the size-adjusted market median and some are lower.

E.	How Decisions Are Made and the Role of Executive Officers

Our Chief Executive Officer (Paul R. Garcia), with the assistance of our human resources department, developed compensation recommendations for the executive officers who report directly to him (including the Named Executive Officers) based upon market data supplied by the independent consultant, the Company’s performance relative to goals approved by the Compensation Committee, individual performance versus personal objectives, and other individual contributions to the Company’s performance. The Compensation Committee decided on all aspects of Mr. Garcia’s compensation. Mr. Garcia did not determine his own compensation. The Compensation Committee reviewed and approved all compensation elements for the Named Executive Officers and set the compensation of the CEO after reviewing market information provided by its consultant.

F.	Overview of Executive Compensation Program Elements

The following elements comprise our compensation program for executives:

•	base salary;

•	short term incentives;

•	long term incentives;

•	retirement benefits; and

•	other benefits, including limited perquisites.

To provide flexibility in using the different elements of compensation from year to year, the Compensation Committee’s policy with regard to the allocation of the major elements of compensation, including base salary, short term incentives, and long term incentives is to approximate the mix of pay inherent in the size-adjusted median market data provided by its consultant. The following executive pay at target levels was set by the Compensation Committee for fiscal year 2011:

Name	Base salary	Cash Incentive	Performance Units		Stock Options
Paul R. Garcia	$1,000,000	$1,200,000	77,986		58,490
David E. Mangum	$450,000	$337,500	20,054		15,041
Jeffrey S. Sloan	$600,000	$510,000	n/a	(1)	n/a	(1)
Joseph C. Hyde	$412,000	$288,400	15,041		11,281
Suellyn P. Tornay	$375,000	$225,000	12,255		9,192

(1)	Mr. Sloan did not participate in the fiscal year 2011 long-term incentive program and did not receive performance shares; however, he did receive 25,000 stock options and 50,000 time-based restricted stock shares upon his hire in June 2010.

When the Committee established the EPS goals for the annual performance and performance unit plans that are described throughout this narrative, it calculated the relationship between additional earnings and the incremental short-term incentive and performance unit payouts that would be earned as a result of the executives reaching their goals. This maintains equilibrium between shareholder reward and executive reward between the target and maximum goal levels.

(1) Base Salary. Base salary provides our executive officers with a level of compensation consistent with their skills, responsibilities, experience and performance in relation to comparable positions in the marketplace. Base salary is the one fixed component of our executives’ compensation. The Compensation Committee reviews the base salaries of our executive officers annually. The Named Executive Officers received base salary increases for fiscal year 2011 as follows: Mr. Garcia—$1,000,000, which increased 5.3% from $950,000 in fiscal year 2010; Mr. Mangum—$450,000, which increased 12.5% from $400,000 in fiscal year 2010 in order to bring Mr. Mangum closer to market levels; Mr. Sloan was hired at $600,000; Mr. Hyde—$412,000, which increased 3% from $400,000 in fiscal year 2010; and Ms. Tornay—$375,000, increased 7.1% from $350,000 in fiscal year 2010.

(2) Short Term Incentives. We provide our Named Executive Officers with short term incentive opportunities to motivate and reward them for the achievement of the Company’s defined business goals and objectives and to reward individual performance. Our short term incentive program includes an annual performance plan and our commitment and accountability program.

(a) Annual Performance Plan. The annual performance plan provides an opportunity for executives to earn variable at-risk cash compensation. Each executive is assigned a target award opportunity, expressed as a percentage of base salary. In general, the total fiscal year 2011 target opportunities were at the market levels provided by the consultant. Based on the review of the data, the Compensation Committee increased only Ms. Tornay’s opportunity for fiscal year 2011. Target bonus opportunities for fiscal year 2011 were as follows: Mr. Garcia—$1,200,000 or 120% of his base salary, Mr. Mangum—$337,500 or 75% of his base salary, Mr. Sloan—$510,000 or 85% of his base salary, Mr. Hyde—$288,400 or 70% of his base salary, and Ms. Tornay—$225,000 or 60% of her base salary, which was increased from 55% of her base salary fiscal year 2010.

For fiscal year 2011, there were three weighted performance metrics under the annual performance plan. There were two Company objectives, diluted earnings per share (EPS) and revenue, and a set of individual objectives that varied from person to person. The rationale for using each component in the plan is outlined in the following table:

Metric	Definition	Rationale for Use
EPS	GAAP diluted earnings per share, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	We believe EPS most closely aligns the performance of executives to the interests of shareholders, given that it is the primary metric we use to evaluate new business opportunities as well as the performance of existing operations.

Revenue	GAAP revenue, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	As a growth-oriented company, we consider revenue growth critical to the Company’s success.

Individual Objectives	Objectives differ by executive.	Individual objectives promote accountability for personal performance regarding areas under the executive’s responsibility.

The three parts of the annual performance plan were calculated separately. The target opportunity was allocated among the three elements based upon the table below.

Name	Diluted EPS	Revenue	Individual Objectives
Paul R. Garcia	50%	30%	20%
All Other NEOs	40%	30%	30%

The range of possible payouts for each performance measure varied by person, by measure and in total as shown in the tables below. Each executive could earn up to 100% of the individual objectives component. For each of the corporate components, Mr. Garcia could earn up to 225%, Mr. Sloan could earn up to approximately 215%, and the other NEOs could earn up to 200%. Once calculated, all bonus payments are totaled and then rounded to the nearest dollar.

For Mr. Garcia:

Degree of Performance Attainment	Diluted EPS Weighted 50%	Revenue Weighted 30%	Individual Objectives Weighted 20%	Total Opportunity
Maximum	225%	225%	100%	200%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	40%
Below Threshold	0%	0%	0%	0%

For Mr. Sloan:

Degree of Performance Attainment	Diluted EPS Weighted 40%	Revenue Weighted 30%	Individual Objectives Weighted 30%	Total Opportunity
Maximum	215%	215%	100%	180%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	35%
Below Threshold	0%	0%	0%	0%

For the Executives (other than Mr. Garcia and Mr. Sloan):

Degree of Performance Attainment	Diluted EPS Weighted 40%	Revenue Weighted 30%	Individual Objectives Weighted 30%	Total Opportunity
Maximum	200%	200%	100%	170%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	35%
Below Threshold	0%	0%	0%	0%

For example, an executive (other than Mr. Garcia or Mr. Sloan) with a base salary of $200,000 per year and a target bonus of 50% of his base salary would have a target bonus of $100,000. Based upon the relative weighting set forth in the table above, the target bonus would be apportioned $40,000 for diluted EPS results (40%), $30,000 for revenue results (30%), and $30,000 for individual goals (30%). The executive’s target diluted EPS payout was $40,000, so he could earn from zero to 200% (or from $0 to $80,000) for this portion of the bonus. The executive’s target revenue bonus was $30,000, so he could earn from zero to 200% (or from $0 to $60,000) for this portion of the bonus. Finally, the executive’s target bonus for individual goals was $30,000, so he could earn from zero to 100% (or from $0 to $30,000) for performance against individual goals. The total payout opportunity in this example is from 0% to 170% (or from $0 to $170,000).

(i) Diluted EPS Payout

The following table contains the range of diluted EPS goals for fiscal year 2011 and the applicable payout percentages. The diluted EPS goal excludes the impact of restructuring, other non-recurring charges and changes in foreign currency and includes the Spain acquisition as of the purchase date.

Degree of Performance Attainment	Diluted EPS		Percentage of target bonus apportioned to Diluted EPS
			Mr. Garcia	Mr. Sloan	Other NEOs
Maximum		$2.95	225%	215%	200%
Target		$2.77	100%	100%	100%
Threshold		$2.64	50%	50%	50%
Below Threshold	Less than $	2.64	0%	0%	0%

The metric at target was established at a level that reflected growth over fiscal year 2010 results. The actual diluted EPS result for the Company for fiscal year 2011 on a GAAP basis was $2.60, which represents a 4.8% increase from fiscal year 2010 GAAP EPS of $2.48. Factoring in the adjustments described above, diluted EPS for fiscal year 2011 was $2.72. Using straight line interpolation, the payout was approximately 81% for all Named Executive Officers of the target amount of the bonus apportioned to diluted EPS results. The diluted EPS performance resulted in the following payouts to the Named Executive Officers: Mr. Garcia—$484,615; Mr. Mangum—$109,038; Mr. Sloan—$164,769; Mr. Hyde—$93,175; and Ms. Tornay—$72,692.

(ii) Revenue Payout

The following table contains the range of revenue goals for fiscal year 2011 and the applicable payout percentages. The revenue goal excludes the impact of restructuring, other non-recurring charges and changes in foreign currency and includes the Spain acquisition as of the purchase date.

Degree of Performance Attainment	Revenue (millions)		Percentage of target bonus apportioned to revenue
			Mr. Garcia	Mr. Sloan	Other NEOs
Maximum		$1,921	225%	215%	200%
Target		$1,830	100%	100%	100%
Threshold		$1,724	50%	50%	50%
Below Threshold	Less than $	1,724	0%	0%	0%

The metric at target was established at a level that reflected growth over fiscal year 2010 results. The actual revenue for the Company for fiscal year 2011 on a GAAP basis was $1,860 million, rounded to the nearest $1 million, which represents an increase of 13.3% over fiscal year 2010 GAAP revenue of $1,642 million. Factoring in the adjustments described above, revenue for fiscal 2011 was $1,845 million. Using straight line interpolation, the payout was approximately 121% for Mr. Garcia, approximately 119% for Mr. Sloan and approximately 116% for all other executives of the target amount of the bonus apportioned to revenue results. The revenue performance resulted in the following payouts to the Named Executive Officers: Mr. Garcia—$434,176; Mr. Mangum—$117,940; Mr. Sloan—$181,823; Mr. Hyde—$100,782; and Ms. Tornay—$78,626.

(iii) Payout Based upon Individual Performance Objectives

The third component of the bonus payout was based upon individual performance objectives. Each of the executives could earn from zero to 100% of the payout amount allocated to individual performance. Individual performance objectives are established annually in writing. The Compensation Committee and the Lead Director set the individual performance objectives for the CEO, and the CEO approves the individual objectives for the other executives. Examples of actual individual performance objectives for our Named Executive Officers for fiscal year 2011 included:

•	financial objectives within the individual’s business or functional area

•	the development and execution of specific business strategies

•	the completion of business development activities

•	the timely implementation of technology projects

•	changes and/or improvements to internal processes

•	success of recruiting key employees

•	items specific to the individual’s professional development

This individual assessment promotes accountability for each executive’s personal performance and helps differentiate our executives’ compensation based on individual contributions. At the end of the year, the CEO reviews the performance of each Named Executive Officer (other than himself) against his or her objectives, which are weighted according to proportional importance and impact, and makes a recommendation to the Compensation Committee regarding this portion of the bonus. The Lead Director and the Compensation Committee review Mr. Garcia’s performance against his objectives and determine the amount payable. Based upon the performance against such objectives, the payouts for each executive were as follows: Mr. Garcia—$235,200 or 98% of target; Mr. Mangum—

$98,972 or approximately 98%; Mr. Sloan—$145,427 or approximately 95%; Mr. Hyde—$86,520 or 100%; and Ms. Tornay—$64,294 or approximately 95%.

(iv) Summary of the Annual Performance Plan

The following table summarizes the final annual performance incentive plan payouts for each executive based on fiscal year 2011 performance:

Name	Diluted EPS ($)	Revenue ($)	Individual Objectives ($)	Total Payout ($)
Paul R. Garcia	$484,615	$434,176	$235,200	$1,153,991
David E. Mangum	$109,038	$117,940	$98,972	$325,950
Jeffrey S. Sloan	$164,769	$181,823	$145,427	$492,019
Joseph C. Hyde	$93,175	$100,782	$86,520	$280,477
Suellyn P. Tornay	$72,692	$78,626	$64,294	$215,612

In addition to the above, the Summary Compensation Table reflects certain payments we made to Mr. Mangum who as of December 2010 had responsibility for our information technology function. Mr. Mangum was not compensated for this additional responsibility at the time he assumed it. As a result, we calculated a retroactive payment in the amount of $94,568. This payment reflects Mr. Mangum’s new fiscal year 2012 base salary ($530,000) and bonus target (85%), applied retroactively to December 2010, and in the case of the bonus, subject to the same performance payout percentage as his fiscal year 2011 short-term incentive performance plan payout.

(b) Commitment and Accountability Discretionary Awards. In addition to the annual performance plan, all employees, including the executives, can earn discretionary bonuses. These bonuses are paid for specific accomplishments during the year that were not anticipated at the beginning of the year or were in addition to the executive’s individual objectives. Examples of the type of accomplishments that could result in a discretionary bonus would be the closing of a major acquisition or the completion of a major project. For fiscal year 2011, Ms. Tornay received a discretionary award of $75,000 based on her achievement of certain objectives related to enterprise risk management.

(3) Long Term Incentive Program. Each year the Company grants long term incentive awards, which we refer to as LTIs, to executives and other key employees throughout the Company. All LTI grants are made pursuant to our Amended and Restated 2005 Incentive Plan, the material terms of which were approved by our shareholders. All grants of LTIs to the Named Executive Officers are approved by the Compensation Committee. We believe the LTIs align the executives’ interests with those of the shareholders by linking their compensation to stock price. The LTI grants for Named Executive Officers represent pay opportunity at target for expected performance for Mr. Garcia—$3,500,000, Mr. Mangum—$900,000, Mr. Hyde—$675,000, and Ms. Tornay—$550,000. Mr. Sloan did not participate in the LTI plan for FY11 because he joined the company in June 2010 and received a new hire grant in lieu thereof. Figures represent contingent pay that will be realized only if stock price increases a certain amount or other goals are met. LTI opportunities will not necessarily result in any payout.

In fiscal year 2011, the LTIs granted to the executives included stock options as well as performance-based restricted stock units (performance units), with 25% of the LTI value allocated to stock options and 75% allocated to performance units (expressed at target). In order to determine the number of stock options to grant, we established a per share value equal to 40% of the fair market value of a share of our Common Stock on the grant date ($37.40) which resulted in a per share value of $14.96. We then divided the dollar amount of the stock option portion of the LTI grant by the per share value ($14.96) to determine the number of stock options that would be granted at the $37.40 strike price. In order to determine the number of performance units to grant, we established a per share value equal to 90% of the fair market value of a share of our Common Stock on the grant date ($37.40) which resulted in a per share value of $33.66. We then divided the dollar amount of the performance unit portion of the LTI grant by the per share value ($33.66) to determine the number of performance units that would be granted at the target level. Any fractional shares were rounded up to the nearest whole share. The 40% and 90% figures set forth above were derived by the independent consultant and represent the risk-adjusted present value of the grants consistent with the methodology used to develop the market data for long-term incentives.

For example, if an executive’s LTI grant value was $200,000, we would have multiplied $200,000 by 25% to derive the portion of the grant to be allocated to stock options ($50,000), reserving the remaining 75% of the grant value

($150,000) to be allocated to performance units. Then, we would have divided the stock option allocation by the estimated per-option grant value of $14.96, and the performance-based restricted stock allocation by the estimated per-share grant value of $33.66. As a result, the executive would have received 3,343 options at an exercise price of $37.40 and 4,457 performance shares at target level.

(a) Stock Options. Stock options provide an incentive for long term creation of shareholder value. Stock options only have value to the extent the price of the Company’s stock appreciates relative to the exercise price. The exercise price is the fair market value of the stock on the grant date determined by the closing price on such date. We do not grant discounted options nor have we re-priced existing options. The granted stock options vest over a four-year period at a rate of 25% per year. During fiscal year 2011, the Compensation Committee approved the following stock option grants for each of the Named Executive Officers:

Name	Number of Shares Granted	Date Granted	Exercise Price
Paul R. Garcia	58,490	7/29/2010	$37.40
David E. Mangum	15,041	7/29/2010	$37.40
Jeffrey S. Sloan (1)	n/a	n/a	n/a
Joseph C. Hyde	11,281	7/29/2010	$37.40
Suellyn P. Tornay	9,192	7/29/2010	$37.40

(1)	Mr. Sloan did not participate in the fiscal year 2011 long-term incentive program; however, he did receive 25,000 stock options and 50,000 time-based restricted shares upon his hire in June 2010. The date of his grant was June 1, 2010 and the stock price was $41.44 a share.

Beginning in fiscal year 2012, we replaced the portion of LTI previously granted in stock options with performance shares, to be earned based on our future 3-year total shareholder return compared to the constituent companies in the S&P 500 as of June 1, 2011, with 3-year cliff vesting. The design of the new grants is intended to continue to align the interests of executives with those of our shareholders, while rewarding for management contributions on a level economic playing field relative to our peer companies and enhancing retention capability.

(b) Performance-Based Restricted Stock Units (Performance Units). In addition to stock options, we issued performance units under our LTI program in order to motivate employees, reward the achievement of specified financial goals, and encourage increased stock ownership by executives. Performance units were converted into a time-based restricted stock grant if the Company’s performance during the fiscal year exceeded pre-established goals. The amount of performance units awarded to each NEO at target is allocated equally among three criteria: diluted EPS, revenue and operating margin results.

By design, the LTI plan is distinguished from the short-term plan to ensure that our executives are focused on the long-term objectives of our shareholders. The five principal design differences are:

•	Operating margin, which is only part of the LTI plan, is a key component of long-term shareholder value creation and is a driver of stock price performance.

•	Unlike the short-term incentive plan, the LTI plan does not include individual objectives, in order to focus the executives on the overall performance of the Company.

•	Awards earned via the LTI plan are paid in time-based restricted shares.

•	LTI plan uses a 4-year vesting period in order to reflect and reward for long-term shareholder value creation.

•	We require executives to hold shares in accordance with Target Stock Ownership Guidelines as illustrated in Section J.

Because of the above factors, the payouts for our executives under the LTI plan and the short-term incentive plan have always been different, ensuring appropriate rewards based on both long-term and short-term results.

The rationale for using each component in the plan is summarized in the following table:

Long Term Incentive – Performance-Based Restricted Stock Plan

Metric	Definition	Rationale for Use
EPS	GAAP diluted earnings per share, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	We believe EPS most closely aligns the performance of executives to the interests of shareholders given it is the primary metric we use to evaluate new business opportunities as well as the performance of existing operations.

Revenue	GAAP revenue, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	As a growth-oriented company, we consider revenue growth critical to the Company’s success.

Operating Margin	Ratio of operating income to revenue on a GAAP basis, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	We use this measure to assess the quality and efficiency of our operations and as discussed above, to promote a long-term outlook.

The following table summarizes the structure of the grant of performance units:

Degree of Performance Attainment	% of Target Award Applicable to Diluted EPS Results Earned	% of Target Award Applicable to Revenue Results Earned	% of Target Award Applicable to Operating Margin Results Earned	Total
Maximum	66.66%	66.66%	66.67%	200%
Target	33.33%	33.33%	33.34%	100%
Threshold	16.67%	16.67%	16.66%	50%
Below Threshold	0%	0%	0%	0%

The following is a table summarizing the target performance units granted during fiscal year 2011.

Name	Target Performance Units Based on Diluted EPS Results	Target Performance Units Based on Revenue Results	Target Performance Units Based on Margin Results	Total Performance Units at Target Opportunity for Fiscal Year 2011
Paul R. Garcia	25,993	25,993	26,000	77,986
David E. Mangum	6,684	6,684	6,686	20,054
Jeffrey S. Sloan (1)	n/a	n/a	n/a	n/a
Joseph C. Hyde	5,013	5,013	5,015	15,041
Suellyn P. Tornay	4,085	4,085	4,085	12,255

(1)	Mr. Sloan did not participate in the fiscal year 2011 long-term incentive program; however, he did receive 25,000 stock options and 50,000 time-based restricted shares upon his hire in June 2010. The date of his grant was June 1, 2010 and the stock price was $41.44 a share.

Depending on the diluted EPS, revenue and operating margin results, the executives could earn from 0% to 200% of the applicable target amount.

(i) Portion Attributable to Diluted EPS Results

The following table contains the diluted EPS goals and the applicable reward amounts for fiscal year 2011. The diluted EPS goals exclude the impact of restructuring, other non-recurring charges and changes in foreign currency and include the Spain acquisition as of the purchase date.

Degree of Performance Attainment	Diluted EPS		% of Target Award Allocable to Diluted EPS results	% of Total Target Award Applicable to EPS Results Earned
Maximum		$2.95	200%	66.66%
Target		$2.77	100%	33.33%
Threshold		$2.64	50%	16.67%
Below Threshold	Less than $	2.64	0%	0%

The metric at target was established at a level that reflected growth over fiscal year 2010 results. The actual diluted EPS result for the Company for fiscal year 2011 on a GAAP basis was $2.60, which represents a 4.8% increase from fiscal year 2010 GAAP EPS of $2.48. Factoring in the adjustments described above, diluted EPS for fiscal 2011 was $2.72. Using straight line interpolation, the payout was approximately 81%. This resulted in each of the executives, who were employees on July 29, 2011, receiving the following number of performance units: Mr. Garcia – 20,994; Mr. Mangum – 5,399; Mr. Sloan – n/a; Mr. Hyde – 4,049; and Ms. Tornay – 3,299.

(ii) Portion Attributable to Revenue Results

The following table contains the revenue goals and the applicable award amounts for fiscal year 2011. The revenue goals exclude the impact of restructuring, other non-recurring charges and changes in foreign currency and include the Spain acquisition as of the purchase date.

Degree of Performance Attainment	Revenue (Millions)		% of Target Award allocable to Revenue Results	% of Total Target Award Applicable to Revenue Results Earned
Maximum		$1,921	200%	66.66%
Target		$1,830	100%	33.33%
Threshold		$1,724	50%	16.67%
Below Threshold	Less than $	1,724	0%	0%

The metric at target was established at a level that reflected growth over fiscal year 2010 results. The actual revenue for the Company for fiscal year 2011 on a GAAP basis was $1,860, rounded to the nearest $1 million, which represents an increase of 13.3% over fiscal year 2010 GAAP revenue of $1,642 million. Factoring in the adjustments described above, revenue for fiscal year 2011 was $1,845 million. Using straight line interpolation, the payout was approximately 117%. This resulted in each of the executives, who were employees on July 29, 2011, receiving the following number of performance units: Mr. Garcia – 30,277; Mr. Mangum – 7,786; Mr. Sloan – n/a; Mr. Hyde – 5,840; and Ms. Tornay – 4,758.

(iii) Portion Attributable to Operating Margin Results

The following table contains the operating margin goals and the applicable award amounts for fiscal year 2011. The operating margin goals exclude the impact of restructuring, other non-recurring charges and changes in foreign currency and include the Spain acquisition as of the purchase date.

Degree of Performance Attainment	Operating Margin	% of Target Award allocable to Operating Margin Results	% of Total Target Award Applicable to Operating Margin Results Earned
Maximum	21.1%	200%	66.67%
Target	19.1%	100%	33.34%
Threshold	17.7%	50%	16.66%
Below Threshold	Less than 17.7%	0%	0%

The actual operating margin result for the Company for fiscal year 2011 on a GAAP basis was 17.8%, which represents a 9.6% decrease from fiscal year 2010 GAAP operating margin of 19.7% . Factoring in the adjustments described above, operating margin for fiscal 2011 was 18.7% . Using straight line interpolation, the payout was approximately 86%. This resulted in each of the executives, who were employees on July 29, 2011, receiving the following number of performance units: Mr. Garcia – 22,286; Mr. Mangum – 5,731; Mr. Sloan – n/a; Mr. Hyde –4,298; and Ms. Tornay – 3,502.

(iv) Conversion of Performance Units into a Restricted Stock Grant

Once the results were certified, the Committee determined the number of performance units earned by each executive, and such units were converted on a 1-for-1 basis into shares of restricted stock on July 29, 2011. Such shares of restricted stock vest in accordance with the following schedule: 25% vested on July 29, 2011 and the remaining 75% of the shares in three equal installments over the next three years. The following table summarizes the conversion of the performance shares to restricted stock for each executive, which equates to approximately 94.3% of the targeted grant for each:

Name	Actual Performance Units Based on Diluted EPS Results	Actual Performance Units Based on Revenue Results	Actual Performance Units Based on Margin Results	Total Actual Performance Units for Fiscal Year 2011
Paul R. Garcia	20,994	30,277	22,286	73,557
David E. Mangum	5,399	7,786	5,731	18,916
Jeffrey S. Sloan (1)	n/a	n/a	n/a	n/a
Joseph C. Hyde	4,049	5,840	4,298	14,187
Suellyn P. Tornay	3,299	4,758	3,502	11,559

(1)	Mr. Sloan did not participate in the FY2011 long-term incentive plan and did not receive performance units.

(4) Retirement Benefits. The only retirement benefit provided to all of our executives consists of the Company’s 401(k) plan. We have a pension plan that formerly was available to all employees but was closed to new employees hired after June 1, 1998. Ms. Tornay is the only Named Executive Officer who was hired before such time and, therefore, is the only Named Executive Officer who participates in the pension plan. Additional information regarding the pension plan is contained in the Compensation Tables and Narratives section under the heading “Pension Benefits.”

(5) Other Benefits. The Named Executive Officers are eligible to participate in other health and welfare programs that are available to substantially all full-time salaried employees. The only other benefits are limited to perquisites and certain tax gross-ups, which are set forth in footnote (3) to the Summary Compensation Table contained in the Compensation Tables and Narratives section.

Perquisites offered to the Named Executive Officers on an annual basis are financial planning and certain business club dues. These items create taxable income to the executive, which we do not gross up. In addition, we ask Named Executive Officers and their spouses to participate in President’s Club/Chairman’s Club trips offered as rewards to certain other employees for excellent sales or other performance. Tax rules require that we treat the expenses of spouses as taxable income to the executives. Because spousal participation is at the request of the Company and can be disruptive to other plans they may have, we gross-up that taxable income.

In addition, the Summary Compensation Table reflects certain payments we made in connection with the relocation of Mr. Sloan that were critical to his acceptance of our offer to join our Company. We actively pursued Mr. Sloan while he was employed in a higher-paying position and persuaded him to fill a key role at our company. Mr. Sloan was not inclined to leave his position without reimbursement of the many additional expenses created by relocation. In the transition to our company, he forfeited a partial year bonus in excess of $1 million, and we recruited him at annual compensation levels significantly less than his annual compensation at the time.

Our discussions with Mr. Sloan took place at a difficult time in the economic cycle, and the price he could sell his house for fell and continued to fall as the discussions progressed. As a result, rather than structure the necessary monetary incentives as a sign-on bonus, we structured them as relocation payments and as payments to protect Mr. Sloan against the inability to sell his house for what he had paid for it, both with income tax gross-ups as any home loss would be non-deductible for tax purposes. Mr. Sloan is obligated to repay those amounts if he terminates employment with us prior to specified dates under certain circumstances.

After taking into consideration compensation trends, the Committee decided to no longer enter into new arrangements that provide home loss or special relocation benefits.

G.	Employment Agreements

We offer employment agreements to a limited number of key employees, which includes all of the Named Executive Officers. We believe this is necessary in order to retain and attract highly-qualified executives, but we also believe that the employment agreements provide benefit to the Company. Each of the Named Executive Officers who is a party to an employment agreement has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of 24 months following the termination of his or her employment. In exchange, we offer limited income and benefit protections to the executive.

Historically, we have provided a gross-up for excise taxes that may be due with respect to the change of control provisions contained in some of the employment agreements. Commencing with fiscal year 2011, we no longer include such a gross-up provision in new or revised employment agreements. Also, all new employment agreements have a defined term. The section entitled “Potential Payments Upon Termination or Change in Control” includes more detail regarding the employment agreements for the Named Executive Officers.

H.	Policy Regarding Timing of Equity Grants

Our current policy regarding the timing of equity grants, which has been in place for several years, is to make the annual grant to all eligible employees on the next business day following the filing of our annual report on Form 10-K based upon the closing price of the Common Stock on that day.

I.	Anti-Hedging Policy

Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of the Company’s Common Stock falls.

J.	Target Stock Ownership Guidelines

The Compensation Committee has implemented stock ownership guidelines for executives and directors. This fosters Common Stock ownership and aligns the interests of our executives with our shareholders. Within five years of the later of (1) June 1, 2007 or (2) the executive’s initial appointment to his or her position, each executive should own shares valued as a percentage of base salary as follows: CEO—5 times base salary, and the other executives—2 times base salary. Within three years of becoming a director, each director should own a number of shares of Company stock valued at least three times the then current annual cash retainer payable to such director.

K.	Clawback Policy

The Compensation Committee anticipates fully complying with mandatory recoupment provisions of the Dodd-Frank Act at such time as they are implemented by SEC rule making.

L.	Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our Named Executive Officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. To maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under 162(m) while others are not.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into our annual report on Form 10-K for fiscal year 2011.

COMPENSATION COMMITTEE

Edwin H. Burba, Jr., Chairperson

Alex W. Hart

William I Jacobs

Raymond L. Killian

Ruth Ann Marshall

COMPENSATION TABLES AND NARRATIVES

A.	Summary Compensation Table

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended May 31, 2011 (“2011 fiscal year”), during the fiscal year ended May 31, 2010 (“2010 fiscal year”), and during the fiscal year ended May 31, 2009 (“2009 fiscal year”), for (i) the principal executive officer of the Company; (ii) the principal financial officer of the Company, and (iii) each of the three other most highly compensated executive officers of the Company who were acting as executive officers at the end of the last completed fiscal year. The persons referenced in (i) through (iii) above are our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	FY	Salary ($)			Bonus ($)		Stock Awards ($)(1)		Option Awards ($) (2)		Non- Equity Incentive Plan Compensation ($)		Change in Pension value and Nonqualified Deferred Compensation Earnings ($)			All Other Compensation ($)			Total ($)
(a)	(b)	(c)			(d)		(e)		(f)		(g)		(h)			(i)			(j)
Paul R. Garcia Chairman and Chief Executive Officer	2011 2010 2009	$ $ $	1,000,000 950,000 950,000		$	— — 436,500	$ $ $	2,916,676 2,666,704 2,333,374	$ $ $	663,550 649,099 530,898	$ $ $	1,153,991 1,153,000 1,625,000		— — —		$ $ $	32,467 38,443 39,444	(3)	$ $ $	5,766,684 5,457,246 5,915,216
David E. Mangum Senior Executive Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	450,000 400,000 230,769			$94,568 — —	$ $ $	750,020 708,371 630,450	$ $ $	170,635 172,419 248,430	$ $ $	325,950 299,000 413,000		— — —		$ $ $	26,407 16,868 16,000	(3)	$ $ $	1,817,580 1,596,658 1,538,649
Jeffrey S. Sloan President	2011 2010 2009		$600,000 — —	(4)		— — —		$2,072,000 — —		$322,011 — —		$492,019 — —		— — —	(5)		$2,391,626 — —	(3)		$5,877,656 — —
Joseph C. Hyde President—International	2011 2010 2009	$ $ $	412,000 400,000 400,000		$ $	— 85,000 100,800	$ $ $	562,533 562,512 554,201	$ $ $	127,979 136,922 126,097	$ $ $	280,477 279,000 413,000		— — —		$ $ $	292,645 284,643 83,517	(3)	$ $ $	1,675,157 1,748,077 1,677,615
Suellyn P. Tornay Executive Vice President and General Counsel	2011 2010 2009	$ $ $	375,000 350,000 350,000		$ $	75,000 — 99,000	$ $ $	458,337 458,370 383,374	$ $ $	104,280 111,569 87,227	$ $ $	215,612 191,000 284,000	$ $ $	25,207 28,089 465	(5) (5) (5)	$ $ $	26,158 21,358 14,337	(3)	$ $ $	1,279,594 1,160,386 1,218,403

(1)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock and performance unit awards in accordance with FASB ASC Topic 718. The values disclosed are based upon the value of the underlying shares and the probable outcome of performance-based vesting conditions on the grant date, excluding the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended May 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 25, 2011.

(2)	The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended May 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 25, 2011.

(3)	The table below provides additional detail regarding the components of the “All Other Compensation” column for fiscal year 2011.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2011

	Garcia	Mangum	Sloan	Hyde	Tornay
Defined Contribution Company Match	$10,400	$12,092	$9,800	$9,388	$10,823
Financial Planning	$19,775	$14,315	$9,300		$15,335
Attendance at Company’s President’s Club/Chairman’s Club Award Trip			$1,003
Club Dues	$2,292
Airfare for Spouse and Children re: Foreign Assignment of Executive				$15,709
Tax Services for UK / US				$2,244
Tax on Expat Benefits				$114,155
Utilities re: Temporary Foreign Assignment				$18,841
Rent re: Temporary Foreign Assignment				$73,935
Health Benefits re: Temporary Foreign Assignment				$11,230
Executive Relocation One Time Allowance			$500,000
Reimbursement for Loss Associated With Selling Home			$864,448
Stipend for Foreign Assignments				$36,923
Tax Gross up Payments (*)			$1,007,075	$10,220
Total	$32,467	$26,407	$2,391,626	$292,645	$26,158

All amounts in the table above reflect the aggregate incremental cost to the Company of providing the benefit.

*	The amounts included in this row for Mr. Sloan are for compensation associated with attendance at the Company’s President’s Club and/or Chairman’s Club award trips, relocation allowance and reimbursement for loss associated with selling home. For Mr. Hyde this total includes amounts for rent and utilities, home furnishings, and airfare for his spouse and child, all related to a foreign assignment.

(4)	Mr. Sloan did not begin to work for the Company until June 1, 2010.

(5)	All of the Named Executive Officers are eligible to participate in the Global Payments Inc. Non-Qualified Deferred Compensation Plan described below. In fiscal year 2011, only Mr. Sloan participated. Neither Mr. Sloan nor any of the other Named Executive Officers received any interest on deferred compensation at an above-market rate of interest in 2009, 2010, or 2011. The amount shown in this column reflects the increase in actuarial present value of Ms. Tornay’s benefit under the defined benefit pension plan during the applicable fiscal year.

B.	Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards during the 2011 fiscal year to the Named Executive Officers, all of which were made pursuant to the Amended and Restated 2005 Incentive Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)	(#)	(#)	($/sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Garcia	7/29/2010 7/29/2010 7/29/2010	480,000	1,200,000	2,400,000	38,948	77,986	155,972		58,490	37.40	n/a 2,916,676 663,550
Mangum	7/29/2010 7/29/2010 7/29/2010	118,125	337,500	573,750	10,027	20,054	40,108		15,041	37.40	n/a 750,020 170,635
Sloan	7/29/2010 6/1/2010 6/1/2010	178,500	510,000	918,000	n/a	n/a	n/a	50,000	25,000	41.44	n/a 2,072,000 322,011
Hyde	7/29/2010 7/29/2010 7/29/2010	100,940	288,400	490,280	7,521	15,041	30,082		11,281	37.40	n/a 562,533 127,979
Tornay	7/29/2010 7/29/2010 7/29/2010	78,750	225,000	382,500	6,128	12,255	24,510		9,192	37.40	n/a 458,337 104,280

(1)	The amounts contained in columns (c), (d), and (e) reflect the annual incentive opportunities under the Company’s Annual Performance Plan, which are further described in the Compensation Discussion and Analysis section under the sub-heading “Annual Performance Plan.” At the time of the filing of this proxy statement, the actual results were certified, and each of the Named Executive Officers received the following amounts: Mr. Garcia—$1,153,991; Mr. Mangum—$325,950; Mr. Sloan—$ 492,019; Mr. Hyde—$280,477; and Ms. Tornay—$215,612. The dollar amounts listed in the foregoing sentence are the amounts that are reflected in the Summary Compensation Table under column (g).

(2)	The number of performance-based restricted stock units contained in columns (f), (g), and (h) reflect threshold, target, and maximum award opportunities which are further described in the Compensation Discussion and Analysis section under the sub-heading “Performance-Based Restricted Stock Units.” At the time of the filing of this proxy statement, the actual results were certified, and each of the Named Executive Officers received the following restricted stock awards: Mr. Garcia—73,557; Mr. Mangum—18,916, Mr. Sloan—n/a; Mr. Hyde—14,187; and Ms. Tornay—11,559. As described in the Compensation Discussion and Analysis section, such performance-based restricted stock units were converted into a restricted stock grant dated July 29, 2011—25% of the shares were paid to the executive immediately, and the remaining 75% of the shares will vest in three equal installments over the next three years.

The grantees did not have the right to vote the underlying shares, and dividends were not payable to the grantees with respect to such performance-based restricted stock units, until they were converted into a restricted stock grant after the results for fiscal year 2011 were certified. Once converted, dividends will be paid on such shares at the same rate as all of the Company’s shareholders.

(3)	The amounts in column (l) reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited Financial Statements for the fiscal year ended May 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on July 25, 2011.

(4)	The restricted stock grant to Mr. Sloan referred to in this column will vest over a four-year period in four equal installments on the anniversary date of the grant. Mr. Sloan will be paid dividends on the restricted stock, but at the same rate as all of the Company’s shareholders. He also has the right to vote the shares even while they are restricted.

C.	Outstanding Equity Awards at Fiscal Year End

The following table provides the outstanding equity grants for each Named Executive Officer on May 31, 2011. The table includes outstanding equity grants from past years as well as current-year equity grants. Since the Company has not issued options pursuant to an equity incentive plan referred to in column (d), that column has been eliminated.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Paul R. Garcia	200,000	0	$18.235	6/3/2012	70,893	$3,683,600	77,986	$4,052,153
	140,000	0	$16.905	8/7/2013
	154,000	0	$23.350	6/1/2014
	180,000	0	$31.575	7/19/2015
	65,000	0	$45.860	6/2/2016
	31,158	10,386	$37.400	7/31/2017
	19,757	19,756	$44.290	7/31/2018
	11,854	35,562	$42.180	7/29/2019
	0	58,490	$37.400	7/29/2020
Total	801,769	124,194	—	—
David E. Mangum	10,000	10,000	$42.030	11/3/2018	18,923	$983,239	20,054	$1,042,006
	3,149	9,446	$42.180	7/29/2019
	0	15,041	$37.400	7/29/2020
Total	13,149	34,487	—	—
Jeffrey S. Sloan	0	25,000	$41.44	6/1/2020	50,000	$2,598,000	0	$0
Total	0	25,000
Joseph C. Hyde	3,000	0	$31.575	7/19/2015	15,253	$792,546	15,041	$781,530
	9,000	0	$32.200	8/24/2015
	17,000	0	$45.860	6/2/2016
	6,648	2,216	$37.400	7/31/2017
	4,693	4,692	$44.290	7/31/2018
	2,501	7,501	$42.180	7/29/2019
	0	11,281	$37.400	7/29/2020
Total	42,842	25,690	—	—
Suellyn P. Tornay	30,000	0	$31.575	7/19/2015	11,895	$618,064	12,255	$636,770
	12,000	0	$45.860	6/2/2016
	4,986	1,662	$37.400	7/31/2017
	3,246	3,246	$44.290	7/31/2018
	2,038	6,112	$42.180	7/29/2019
	0	9,192	$37.400	7/29/2020
Total	52,270	20,212

(1)	The vesting schedule for the exercisable options reflected in column (b) for each Named Executive Officer is contained in the following tables. Awards were granted under our 2000 Long Term Incentive Plan, as amended and restated (“2000”), or our Amended and Restated 2005 Incentive Plan (“2005”):

Name	Grant Date	Vest Date	Plan	Shares	Price
Garcia, Paul R.	6/3/2002	6/3/2004	2000	40,000	$18.235
	6/3/2002	6/3/2005	2000	50,000	$18.235
	6/3/2002	6/3/2006	2000	50,000	$18.235
	6/3/2002	6/3/2007	2000	60,000	$18.235
	8/7/2003	8/7/2004	2000	35,000	$16.905
	8/7/2003	8/7/2005	2000	35,000	$16.905
	8/7/2003	8/7/2006	2000	35,000	$16.905
	8/7/2003	8/7/2007	2000	35,000	$16.905
	6/1/2004	6/1/2005	2000	38,500	$23.350
	6/1/2004	6/1/2006	2000	38,500	$23.350
	6/1/2004	6/1/2007	2000	38,500	$23.350
	6/1/2004	6/1/2008	2000	38,500	$23.350
	7/19/2005	7/19/2006	2005	45,000	$31.575
	7/19/2005	7/19/2007	2005	45,000	$31.575
	7/19/2005	7/19/2008	2005	45,000	$31.575
	7/19/2005	7/19/2009	2005	45,000	$31.575
	6/2/2006	6/2/2007	2005	16,250	$45.860
	6/2/2006	6/2/2008	2005	16,250	$45.860
	6/2/2006	6/2/2009	2005	16,250	$45.860
	6/2/2006	6/2/2010	2005	16,250	$45.860
	7/31/2007	7/31/2008	2005	10,386	$37.400
	7/31/2007	7/31/2009	2005	10,386	$37.400
	7/31/2007	7/31/2010	2005	10,386	$37.400
	7/31/2008	7/31/2009	2005	9,879	$44.290
	7/31/2008	7/31/2010	2005	9,878	$44.290
	7/29/2009	7/29/2010	2005	11,854	$42.180
Total outstanding options vested on or before 5/31/11				801,769

Name	Grant Date	Vest Date	Plan	Shares	Price
Mangum, David E.	11/3/2008	11/3/2009	2005	5,000	$42.030
	11/3/2008	11/3/2010	2005	5,000	$42.030
	7/29/2009	7/29/2010	2005	3,149	$42.180
Total outstanding options vested on or before 5/31/11				13,149

Name	Grant Date	Vest Date	Plan	Shares	Price
Sloan, Jeffrey S.	n/a	n/a	n/a	n/a	n/a
Total outstanding options vested on or before 5/31/11				0

Name	Grant Date	Vest Date	Plan	Shares	Price
Hyde, Joseph C.	7/19/2005	7/19/2009	2005	3,000	$31.575
	8/24/2005	8/24/2008	2005	4,000	$32.200
	8/24/2005	8/24/2009	2005	5,000	$32.200
	6/2/2006	6/2/2007	2005	4,250	$45.860
	6/2/2006	6/2/2008	2005	4,250	$45.860
	6/2/2006	6/2/2009	2005	4,250	$45.860
	6/2/2006	6/2/2010	2005	4,250	$45.860
	7/31/2007	7/31/2008	2005	2,216	$37.400
	7/31/2007	7/31/2009	2005	2,216	$37.400
	7/31/2007	7/31/2010	2005	2,216	$37.400
	7/31/2008	7/31/2009	2005	2,347	$44.290
	7/31/2008	7/31/2010	2005	2,346	$44.290
	7/29/2009	7/29/2010	2005	2,501	$42.180
Total outstanding options vested on or before 5/31/11				42,842

Name	Grant Date	Vest Date	Plan	Shares	Price
Tornay, Suellyn P.	7/19/2005	7/19/2006	2005	7,500	$31.575
	7/19/2005	7/19/2007	2005	7,500	$31.575
	7/19/2005	7/19/2008	2005	7,500	$31.575
	7/19/2005	7/19/2009	2005	7,500	$31.575
	6/2/2006	6/2/2007	2005	3,000	$45.860
	6/2/2006	6/2/2008	2005	3,000	$45.860
	6/2/2006	6/2/2009	2005	3,000	$45.860
	6/2/2006	6/2/2010	2005	3,000	$45.860
	7/31/2007	7/31/2008	2005	1,662	$37.400
	7/31/2007	7/31/2009	2005	1,662	$37.400
	7/31/2007	7/31/2010	2005	1,662	$37.400
	7/31/2008	7/31/2009	2005	1,623	$44.290
	7/31/2008	7/31/2010	2005	1,623	$44.290
	7/29/2009	7/29/2010	2005	2,038	$42.180
Total outstanding options vested on or before 5/31/11				52,270

(2)	The vesting schedule for the unexercisable options reflected in column (c) for each Named Executive Officer is contained in the following tables:

Name	Grant Date	Vest Date	Plan	Shares	Price
Garcia, Paul R.	7/31/2007	7/31/2011	2005	10,386	$37.400
	7/31/2008	7/31/2011	2005	9,878	$44.290
	7/31/2008	7/31/2012	2005	9,878	$44.290
	7/29/2009	7/29/2011	2005	11,854	$42.180
	7/29/2009	7/29/2012	2005	11,854	$42.180
	7/29/2009	7/29/2013	2005	11,854	$42.180
	7/29/2010	7/29/2011	2005	14,622	$37.400
	7/29/2010	7/29/2012	2005	14,622	$37.400
	7/29/2010	7/29/2013	2005	14,623	$37.400
	7/29/2010	7/29/2014	2005	14,623	$37.400
Total outstanding options which were unvested on 5/31/11				124,194

Name	Grant Date	Vest Date	Plan	Shares	Price
Mangum, David E.	11/3/2008	11/3/2011	2005	5,000	$42.030
	11/3/2008	11/3/2012	2005	5,000	$42.030
	7/29/2009	7/29/2011	2005	3,149	$42.180
	7/29/2009	7/29/2012	2005	3,149	$42.180
	7/29/2009	7/29/2013	2005	3,148	$42.180
	7/29/2010	7/29/2011	2005	3,760	$37.400
	7/29/2010	7/29/2012	2005	3,760	$37.400
	7/29/2010	7/29/2013	2005	3,760	$37.400
	7/29/2010	7/29/2014	2005	3,761	$37.400
Total outstanding options which were unvested on 5/31/11				34,487

Name	Grant Date	Vest Date	Plan	Shares	Price
Sloan, Jeffrey S.	6/1/2010	6/1/2011	2005	6,250	$41.44
	6/1/2010	6/1/2012	2005	6,250	$41.44
	6/1/2010	6/1/2013	2005	6,250	$41.44
	6/1/2010	6/1/2014	2005	6,250	$41.44
Total outstanding options which were unvested on 5/31/11				25,000

Name	Grant Date	Vest Date	Plan	Shares	Price
Hyde, Joseph C.	7/31/2007	7/31/2011	2005	2,216	$37.400
	7/31/2008	7/31/2011	2005	2,346	$44.290
	7/31/2008	7/31/2012	2005	2,346	$44.290
	7/29/2009	7/29/2011	2005	2,501	$42.180
	7/29/2009	7/29/2012	2005	2,500	$42.180
	7/29/2009	7/29/2013	2005	2,500	$42.180
	7/29/2010	7/29/2011	2005	2,821	$37.400
	7/29/2010	7/29/2012	2005	2,820	$37.400
	7/29/2010	7/29/2013	2005	2,820	$37.400
	7/29/2010	7/29/2014	2005	2,820	$37.400
Total outstanding options which were unvested on 5/31/11				25,690

Name	Grant Date	Vest Date	Plan	Shares	Price
Tornay, Suellyn P.	7/31/2007	7/31/2011	2005	1,662	$37.400
	7/31/2008	7/31/2011	2005	1,623	$44.290
	7/31/2008	7/31/2012	2005	1,623	$44.290
	7/29/2009	7/29/2011	2005	2,037	$42.180
	7/29/2009	7/29/2012	2005	2,038	$42.180
	7/29/2009	7/29/2013	2005	2,037	$42.180
	7/29/2010	7/29/2011	2005	2,298	$37.400
	7/29/2010	7/29/2012	2005	2,298	$37.400
	7/29/2010	7/29/2013	2005	2,298	$37.400
	7/29/2010	7/29/2014	2005	2,298	$37.400
Total outstanding options which were unvested on 5/31/11				20,212

(3)	The vesting schedule for unvested restricted stock held on May 31, 2011, which is reflected in column (g) for each Named Executive Officer, is contained in the following table:

Name	Grant Date	Plan	Vest Date	Shares
Garcia, Paul R.	7/31/2008	2005	7/31/2011	14,662
	7/31/2008	2005	7/31/2011	3,568
	7/31/2009	2005	7/31/2011	4,830
	7/31/2009	2005	7/31/2012	4,830
	7/29/2009	2005	7/29/2011	14,334
	7/29/2009	2005	7/29/2012	14,334
	7/29/2009	2005	7/29/2013	14,335
				70,893 Total
Mangum, David E.	11/3/2008	2005	11/3/2011	3,750
	11/3/2008	2005	11/3/2012	3,750
	7/29/2009	2005	7/29/2011	3,808
	7/29/2009	2005	7/29/2012	3,808
	7/29/2009	2005	7/29/2013	3,807
				18,923 Total
Sloan, Jeffrey S.	6/1/2010	2005	6/1/2011	12,500
	6/1/2010	2005	6/1/2012	12,500
	6/1/2010	2005	6/1/2013	12,500
	6/1/2010	2005	6/1/2014	12,500
				50,000 Total
Hyde, Joseph C.	7/31/2008	2005	7/31/2011	3,128
	7/31/2008	2005	7/31/2011	761
	7/31/2009	2005	7/31/2011	1,147
	7/31/2009	2005	7/31/2012	1,147
	7/29/2009	2005	7/29/2011	3,023
	7/29/2009	2005	7/29/2012	3,024
	7/29/2009	2005	7/29/2013	3,023
				15,253 Total
Tornay, Suellyn P.	7/31/2008	2005	7/31/2011	2,346
	7/31/2008	2005	7/31/2011	571
	7/31/2009	2005	7/31/2011	794
	7/31/2009	2005	7/31/2012	793
	7/29/2009	2005	7/29/2011	2,464
	7/29/2009	2005	7/29/2012	2,464
	7/29/2009	2005	7/29/2013	2,463
				11,895 Total

(4)	The market value included in this column is the number of shares contained in column (g) multiplied by Company’s closing stock price on May 31, 2011, which was $51.96.

(5)	On July 29, 2010, each Named Executive Officer was granted a target award of performance-based restricted stock units which could be adjusted up or down depending upon the performance of the Company. The adjustment factors are described in the Compensation Discussion and Analysis section under the sub-heading “Performance-Based Restricted Stock Units.” The number shown in this column reflects such target award.

(6)	The market value included in this column is the number of shares contained in column (i) multiplied by the Company’s closing stock price on May 31, 2011, which was $51.96.

D.	Options Exercises and Stock Vested

The following table provides information on options exercised and stock awards that vested in fiscal year 2011. The shares shown as acquired on exercise or on vesting represent shares of the Company’s Common Stock.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Paul R. Garcia	110,000	$4,067,250	45,586	$1,731,202
David E. Mangum	0	$0	7,558	$291,144
Jeffrey S. Sloan	0	$0	0	$0
Joseph C. Hyde	24,750	$350,892	9,698	$368,102
Suellyn P. Tornay	0	$0	7,267	$275,500

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Value realized represents the fair market value of the shares on the vesting date.

E.	Pension Benefits

We maintain a noncontributory defined benefit pension plan covering our United States employees who have met the eligibility provisions, named the “Global Payments Inc. Employees Retirement Plan” or “the Plan.” The Plan was closed to new participants beginning June 1, 1998. Ms. Tornay is the only Named Executive Officer who was hired before June 1, 1998 and, therefore, is the only Named Executive Officer who participates in the Plan. All participants were vested and their years of credited service were frozen on June 1, 1998. Benefits are based on years of service and the ratio of an employee’s compensation during the highest five consecutive years of earnings out of the last ten years of service, divided by his or her Final Average Earnings (as defined below) as of December 31, 1998. Effective May 31, 2004, we modified the Plan to cease benefit accruals for increases in compensation levels.

We calculate the present values shown in the table below using: (i) a 7% discount rate, which is the same discount rates the Company uses for calculations for benefit obligation calculations for financial statement reporting purposes; and (ii) age 65, which is the Plan’s earliest unreduced benefit retirement age based on the participant’s age and service. The present values shown in the table reflect post-retirement mortality, based on RP2000 Combined Mortality Table, the same assumptions used in the calculations for financial statement reporting purposes but do not include an assumption of pre-retirement termination, mortality, or disability.

The Plan provides participants with a monthly life annuity at normal retirement calculated by subtracting (b) from (a), and then multiplying the difference by (c) as defined below where:

(a)	= 1.65% of Final Average Earnings as of December 31, 1998 multiplied by years of credited benefit service (up to a maximum of 35 years).
(b)	= .75% of the participant’s Integration Level (as defined below) multiplied by years of credited benefit service (up to a maximum of 35 years).
(c)	= the ratio of Final Average Earnings as of the earlier of termination of employment or May 31, 2004 to Final Average Earnings as of December 31, 1998.

The monthly benefit will be 1/12th of the amount calculated above.

For purposes of these calculations, “Final Average Earnings” is the average of the participant’s annual earnings for the five consecutive calendar years, or the participant’s period of employment, if shorter, in which the participant had his or her highest annual earnings during the ten calendar years immediately preceding the earlier of (i) May 31, 2004, or

(ii) the participant’s normal retirement date. Earnings include all compensation paid to the participant such as base salary or wages, bonuses, and commissions, but they exclude the cost of group insurance premiums we pay, moving expenses, and taxable equity compensation. Annual earnings for purposes of the benefit calculation is limited to $200,000 adjusted for cost of living increases from January 1, 2002, in accordance with Section 401(a)(17) of the Internal Revenue Code.

The “Integration Level” is the lower of the participant’s (1) Three-Year Average Social Security Earnings and (2) Covered Compensation.

“Three-Year Average Social Security Earnings” is the average of the participant’s annual earnings for the last three consecutive calendar years before employment is terminated, or the period of employment, if shorter, provided that each year’s annual earnings cannot exceed the Social Security taxable wage base in effect on the first day of the year.

“Covered Compensation” is the average of the Social Security taxable wage bases for the 35 calendar years ending with the year in which the participant reaches the Social Security normal retirement age. If the participant terminates employment before the Social Security normal retirement age, then, for purposes of computing the participant’s covered compensation for any year, it will be assumed that the Social Security taxable wage base in effect at the beginning of the year will remain the same for all future years.

The following table provides the actuarial present value of each Named Executive Officer’s total accumulated benefit as of May 31, 2011.

Name	Plan Name	Years of Credited Service (#)		Present value of Accumulated Benefit ($)	Payments During Last Fiscal Year
(a)	(b)	(c)		(d)	(e)
Paul R. Garcia	—	—		—	—
David E. Mangum	—	—		—	—
Jeffrey S. Sloan	—	—		—	—
Joseph C. Hyde	—	—		—	—
Suellyn P. Tornay	Global Payments Inc. Employees Retirement Plan	11.58	(1)	$130,990	0

(1)	Ms. Tornay has 24 actual years of service with the Company but this plan was frozen on June 1, 1998. As a result, the years credited for the pension plan are less than her actual years of service. For more information about the details of the plan, see the narrative above.

F.	Non-Qualified Deferred Compensation Plan

The Named Executive Officers are eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan, or “DC Plan.” Mr. Sloan is the only named executive officer who participated in the DC plan during fiscal 2011. Pursuant to the DC Plan, participants are permitted to elect to defer up to 100% of base salary and other forms of compensation (such as cash incentive bonus or equity-based compensation). Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the DC Plan administrator. Participants are 100% vested in the participant deferrals and related earnings. The Company does not make contributions to the DC Plan and does not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the DC Plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

The following table provides information on deferred compensation under the DC Plan for each Named Executive Officer during fiscal 2011.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregates Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Paul R. Garcia	—	—	—	—	—
David E. Mangum	—	—	—	—	—
Jeffrey S. Sloan	$12,692.35	—	$400.30	—	$13,092.65
Joseph C. Hyde	—	—	—	—	—
Suellyn P. Tornay	—	—	—	—	—

(1)	All of the amounts contributed by Mr. Sloan are included in the earnings reported in the Summary Compensation Table above.

G.	Consideration of Risk

The Committee, with assistance from management and the independent compensation consultant, analyzed the Company’s compensation programs from a risk perspective. The independent compensation consultant provided a number of risk mitigation factors and potential risk aggravators to be identified in any employee compensation program. The Committee considered these in the context of our program, and has determined that our compensation program does not encourage excessive risk taking on behalf of our employees, is balanced, and is not reasonably likely to have a material adverse effect on the Company. This determination was based, in part, on the following factors:

•	The variety of performance measures diversify the risk associated with any single measure;

•	The balanced weighting of the various performance measures discourages excessive attention on one measure to the detriment of others;

•	Fixed maximum award levels limit overall potential payments;

•

The variety of compensation types—cash and equity-based incentives with different time horizons—drives appropriately balanced levels of attention to both short and long term performance and creates alignment with both Company performance and shareholder interests; and

•	Target stock ownership guidelines applicable to all of our Named Executive Officers, as described above, align executive and shareholder interests in long-term value creation.

H.	Potential Payments Upon Termination or Change in Control

(1) Summary of Employment Agreements. Each of the Named Executive Officers is a party to an employment agreement with the Company. Mr. Garcia is also a party to a Key Position Agreement. The material terms of all of the aforementioned agreements are summarized below.

(a) Employment Agreements applicable to Mr. Garcia, Mr. Hyde and Ms. Tornay

Mr. Garcia, Mr. Hyde, and Ms. Tornay are entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives and other objectives reflecting his or her area and scope of responsibility. Each such executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to all salaried employees of the Company.

Each such executive has agreed not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of his or her employment.

Each such employment agreement may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the applicable executive with or without “good reason” (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Code Section 409A.

If, prior to a change in control, the executive’s employment is terminated by the Company without cause (but not for poor performance) or he or she resigns for good reason, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination, plus Mr. Garcia and Ms. Tornay will receive an amount equal to the greater of (i) 50% of his or her target annual bonus for the current year, or (ii) 100% of his or her target annual bonus, prorated through the date of termination and adjusted up or down by reference to year-to-date performance at the date of termination, and Mr. Hyde will receive 50% of his target annual bonus for the current year. In addition:

(i)	the executive will receive a lump sum payment equal to 6 months of his or her base salary, payable no less than 6 months after the date of termination, provided that he or she does not violate any of the restrictive covenants in the agreement,

(ii)	for a period of up to 12 additional months (or the earlier of the executive violating any restrictive covenants or, in the case of Ms. Garcia and Ms. Tornay, the executive becoming employed elsewhere, or, in the case of Mr. Hyde, the executive becoming employed with a subsequent employer or earning non-employee compensation reasonably anticipated to be more than $50,000 per year, the Company will continue to pay the executive his or her base salary, and

(iii)	the Company will continue to provide either health insurance coverage or reimbursement pursuant to COBRA for a period of time up to 18 months

In addition, all of the executive’s restricted stock awards will vest, and for Mr. Garcia and Ms. Tornay, those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the severance period, while for Mr. Hyde those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the termination of his employment.

If, prior to a change in control, the executive’s employment is terminated by the Company for poor performance, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination. In addition, Mr. Garcia and Ms. Tornay may receive 100% of his or her target annual bonus, prorated through the date of termination and adjusted up or down by reference to year-to-date performance at the date of termination. In addition:

(i)	the executive will receive a lump sum payment equal to 6 months of his or her base salary, payable no less than 6 months after the date of termination, provided that he or she does not violate any of the restrictive covenants in the agreement,

(ii)	for a period of up to 6 additional months, the Company will continue to pay the executive his or her base salary (in the case of each of (i) and (ii), provided the executive does not become employed elsewhere, does not violate any restrictive covenants and, in the case of Mr. Hyde, the executive does not earn non-employee compensation reasonably anticipated to be more than $50,000 per year), and

(iii)	the Company will provide either health insurance coverage or reimbursement pursuant to COBRA for a period of time up to 12 months.

In addition, the executive’s restricted stock awards and stock options that would have vested in the next 24 months will vest, and for Mr. Garcia and Ms. Tornay, those stock options remain exercisable for 90 days after the end of the severance period, while for Mr. Hyde those stock options remain exercisable for 90 days after the termination of his employment.

If, within 36 months after a change in control or in anticipation of a change in control, the executive’s employment is terminated by the Company without cause or such executive resigns for good reason, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination plus 100% of his or her annual bonus opportunity for the current year. In addition:

(i)	the executive will receive a lump sum payment equal to 6 months of his or her base salary, payable no less than 6 months after the date of termination, provided that he or she does not violate any of the restrictive covenants in the agreement,

(ii)	for a period of up to 18 additional months (or the earlier of the executive violating any restrictive covenants) the Company will continue to pay the executive his or her base salary, and

(iii)	the Company will provide either health insurance coverage or reimbursement pursuant to COBRA for a period of time (in the case of Mr. Garcia and Ms. Tornay, 24 months, and in the case of Mr. Hyde, 18 months). In addition, all of the restricted stock awards and stock options of the executive will vest, and for Mr. Garcia and Ms. Tornay, those stock options will remain exercisable for 90 days after the end of the severance period, while for Mr. Hyde those stock options will remain exercisable for 90 days after the termination of his employment.

Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of his or her death, disability or retirement, such executive will be entitled to receive accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. In addition, if the employment of the executive is terminated by reason of his or her death or disability, all of his or her restricted stock awards and stock options will vest in accordance with the terms of the plan, which is applicable to all employees who participate in the equity incentive plans. Furthermore, if the employment of Mr. Hyde is terminated by reason of his retirement, all of his restricted stock awards and stock options will vest pursuant to his agreement.

If the Company terminates the executive for cause, or if he or she resigns from the Company without good reason, such executive will be entitled to receive accrued salary and benefits through the date of termination, but no additional severance amount is payable under the terms of the employment agreements.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability such executive may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

In addition, each of the agreements contains a waiver provision that provides that the failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the agreement shall not be deemed a waiver or relinquishment of any right granted in the agreement or of the future performance of any such term or condition or of any other term or condition of the agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b) Employment Agreement with Mr. Mangum and Mr. Sloan

Mr. Mangum’s employment agreement was effective on March 1, 2010 and will remain in effect through May 31, 2013, with automatic renewals on a year to year basis unless either party provides notice that there will be no extension. Mr. Sloan’s employment agreement was effective on June 1, 2010 and will remain in effect through May 31, 2013 with automatic renewals on a year to year basis unless either party provides notice that there will be no extension. Pursuant to their agreements, Messrs. Mangum and Sloan are entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is based on the achievement of financial and performance objectives determined annually by the Compensation Committee. They are also entitled to participate in all incentive, savings and welfare benefit plans generally made available to all salaried employees of the Company.

Messrs. Mangum and Sloan both have agreed not to disclose confidential information and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of his employment. If the executive’s employment is terminated (other than as a result of the Company failing to extend his employment agreement), he has agreed not to compete with the Company for a period of 24 months or, under certain circumstances, 18 months. The non-compete does not apply if the executive’s employment is terminated as a result of the Company failing to extend his employment agreement.

The employment agreements may be terminated by the Company at any time for “cause” or for no reason, or by the executive with or without “good reason” (as defined therein). The employment agreements will also be terminated upon the executive’s death, disability or retirement. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Code Section 409A.

If, prior to a change in control or on or after the second anniversary of a change in control, the executive’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay his accrued salary and benefits through the date of termination plus a pro-rata portion of his annual bonus for the year of termination, based upon actual performance against certified pre-established bonus targets. In addition:

(i)	the Company will continue to pay his base salary for 6 months, or, if such payments are delayed by reason of Code Section 409A, make a lump sum payment equal to 6 months of his base salary on the first day of the seventh month after the date of termination, in each case provided that he does not violate any of the restrictive covenants in the agreement,

(ii)	for a period of up to 12 additional months (or the earlier of the executive becoming employed with a competitor or violating any restrictive covenants) the Company will continue to pay his base salary, and

(iii)	the Company will for a period of up to 12 months pay his COBRA premiums (however, this obligation will cease upon the executive obtaining other employment if health care coverage is provided by the new employer).

All of the executive’s restricted stock awards will vest, and those stock options that would have vested in the next 24 months will vest and remain exercisable for no more than 90 days from the date of termination. His performance-based restricted stock units will remain outstanding, and, after the Compensation Committee certifies the results at the end of the performance cycle in which the date of termination falls, he will receive 50% of the number of shares that vested based on the actual satisfaction of such performance requirements.

If, within 24 months after a change in control, the executive’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay his accrued salary and benefits through the date of termination. In addition, the Company will pay:

(i)	2 times the amount of his then-current base salary,

(ii)	2 times the amount of his then-current target bonus opportunity, payable on the date that is 9 months and 1 day following the date of termination (in the case of each of (i) and (ii), provided the executive does not violate any restrictive covenants),

(iii)	a pro-rated bonus for the fiscal year in which the termination occurs based on (1) his then-current target bonus opportunity, if the termination date occurs before the end of the fiscal year in which the change of control occurred, or (2) the actual amount earned based on certified results, if the termination date occurs during a fiscal year that began after the change in control occurred, and

(iv)	the Company will continue to provide up to 18 months of reimbursement pursuant to COBRA (however, this obligation will cease upon the executive obtaining other employment if health care coverage is provided by the new employer).

In addition, all of the executive’s restricted stock awards and stock options will vest, and the options will remain exercisable for no more than 90 days from the date of termination. The executive’s performance-based restricted stock units will convert to fully-vested shares of Company Common Stock based upon (i) assumed target performance, if the date of termination occurs before the end of the performance cycle in which the change in control occurs, or (ii) the greater of assumed target performance or actual performance, if the date of termination occurs after the end of the performance cycle in which the change of control occurs, or (iii) actual performance, if the date of termination occurs during a performance cycle that began after the change in control occurred. The executive also will be eligible for comparable benefits if his employment is terminated without cause or he resigns for good reason after a public announcement of a transaction which would lead to a change in control and the transaction closes no later than 9 months and 1 day after his termination of employment.

Whether or not a change in control shall have occurred, if the executive’s employment is terminated by reason of his death, disability or retirement, he will be entitled to receive accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply. In addition, all of the executive’s restricted stock awards and stock options will vest. In the case of termination due to retirement, the executive’s performance-based restricted stock units will convert to fully-vested shares of Company Common Stock based on actual performance as certified by the Committee at the end of the performance cycle. In the case of termination due to death or disability, the executive’s performance-based restricted stock units will convert to fully-vested shares of Company Common Stock based upon assumed performance at the target level.

If the Company terminates the executive for cause, or if he resigns from the Company without good reason, he will be entitled to receive accrued salary and benefits through the date of termination, but no additional severance amount is payable under the terms of his employment agreement.

For purposes of the executive’s employment agreement, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. His employment agreement provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability such executive may incur as a result of payments or benefits contingent on a change in control that occurs before the fourth anniversary of the effective date of his employment agreement, but no gross-up payment will be made if a determination is made that the payments required under the agreement are less than 110% of the safe harbor amount, where the safe harbor amount is 2.99 times the executive’s base amount as determined under Code Section 280G(b)(3). If not, the benefits would be reduced to an amount that would not trigger the excise tax.

In addition, the agreement contains a waiver provision that provides that the failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the agreement shall not be deemed a waiver or relinquishment of any right granted in the agreement or of the future performance of any such term or condition or of any other term or condition of the agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(c) Key Position Agreement with Mr. Garcia

Mr. Garcia and the Company entered into a Key Position Agreement on January 6, 2010. Pursuant to such agreement, at any time on or after July 31, 2013, Mr. Garcia (upon one year’s prior notice) can retire from the Company and receive certain benefits in exchange for certain restrictive covenants. He has agreed not to disclose confidential information, not to compete with the Company, not to solicit the Company’s customers, and not to recruit its employees for a period of 4 years following his retirement date. He has also agreed not to sell any of the stock accelerated as a part of the agreement for a period of 1 year after his retirement date. At the end of such one year period, he may only dispose of 25% of the accelerated shares per year, on a cumulative basis. In exchange for abiding by the restrictive covenants set forth above, Mr. Garcia will receive $500,000 per year plus either health insurance coverage or reimbursement pursuant to COBRA for up to 4 years. In addition, all of his restricted stock awards and stock options will vest, and the options will remain exercisable for 5 years. He will also be entitled to receive the restricted stock granted as a result of any performance-based incentive awards issued prior to the retirement date once the results for the applicable year are certified.

(2) Value of Potential Payments upon Termination or Change in Control. The following tables summarize the value of the termination payments and benefits that each of our Named Executive Officers would receive if such executive had terminated employment on May 31, 2011 under the circumstances shown. The amounts shown in the tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. A termination of employment due to death or disability does entitle the executive to an acceleration of all of his or her outstanding stock and options, but since that is a provision of the incentive plans, the Named Executive Officers would not be entitled to any payments or benefits that are not available to salaried employees generally who are also participants in the plans. For the purposes of the tables below, we have assumed that the price of the Company’s stock was the closing price on the first business day after May 31, 2011, which was $51.96.

Paul R. Garcia

Type of Payment	Termination by the Company other than for Cause or for Poor Performance or for Poor Performance or Resignation by Executive for Good Reason Prior to Change in Control		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in Connection with a Change of Control
Base salary severance (1)	$500,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (2)	$500,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (3)	$500,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (4)
	$0-$1,000,000	salary continuation of up to 12 additional months (2)	$0-$500,000	salary continuation of up to 6 additional months (3)	$0-$1,500,000	salary continuation of up to 18 additional months (4)
Other cash severance	$1,200,000	100% of target opportunity since termination is assumed to have occurred on May 31	$1,200,000	100% of target opportunity since termination is assumed to have occurred on May 31	$1,200,000	100% of target opportunity
Restricted Stock Acceleration	$3,683,600	all	$2,938,754	24 months	$3,683,600	all
Performance-Based Restricted Stock Unit Acceleration	0	none	0	none	0	none
Stock Option Acceleration	$960,406	24 months	$960,406	24 months	$1,502,159	all
Benefit Continuation	$25,964 max.	up to 18 months	$17,309 max.	up to 12 months	$34,619 max.	up to 24 months
280G Tax Gross-Up	—		—		0

(1)	This calculation is based upon Mr. Garcia’s base salary as of May 31, 2011, which was $1,000,000.

(2)	His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants, and salary continuation for an additional 12 months. The salary continuation ceases in the event he becomes employed elsewhere or if he violates any of the restrictive covenants contained in his employment agreement.

(3)	His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants, and salary continuation for up to an additional 6 months, but ceases in the event he becomes employed elsewhere or violates any of the restrictive covenants contained in his agreement. (4) His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants and salary continuation for up to an additional 18 months, but ceases in the event he violates any of the restrictive covenants contained in his agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0	none	0	none	0	none	0	none
Other cash severance	0	none	0	none	0	none	0	none
Restricted Stock Acceleration	0	none	$3,683,600	all	$3,683,600	all	0	none
Performance-Based Restricted Stock Unit Acceleration	0	none	$3,822,022	actual earned based on certified results	$3,822,022	actual earned based on certified results	0	none
Stock Option Acceleration	0	none	$1,502,159	all	$1,502,159	all	0	none
Benefit Continuation	0	none	0	none	0	none	0	none

David E. Mangum

Type of Payment	Termination by the Company other than for Cause or Resignation by Executive for Good Reason		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$225,000-$675,000	minimum of 6 months salary continuation but up to 18 months (2)	$900,000	2 times base salary
Other cash severance	$326,000	pro-rated actual bonus based upon certified results	$1,001,000	actual bonus earned based upon certified results or target opportunity (depending on when the change of control occurred) plus 2 times the then current bonus opportunity.
Restricted Stock Acceleration	$983,239	all	$983,239	all
Performance-Based Restricted Stock Unit Acceleration	$491,438	50% of actual amount earned based upon certified results	$982,875-$1,042,006	actual amount earned based upon certified results or 100% of target, depending on when the change of control occurred
Stock Option Acceleration	$270,386	24 months	$410,679	all
Benefit Continuation	$17,309 max.	up to 12 months	$25,964 max.	up to 18 months
280G Tax Gross-Up	—		0

(1)	This calculation is based upon Mr. Mangum’s base salary as of May 31, 2011, which was $450,000.

(2)	His agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) his becoming employed with a competitor. The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0	None	0	none	0	none	0	none
Other cash severance	0	None	0	none	0	none	0	none
Restricted Stock Acceleration	0	None	$983,239	all	$983,239	all	$983,239	all
Performance-Based Restricted Stock Unit Acceleration	0	None	$1,042,006	100% of target	$1,042,006	100% of target	$982,875	actual amount earned based on certified results
Stock Option Acceleration	0	None	$410,679	all	$410,679	all	$410,679	all
Benefit Continuation	0	None	0	none	0	none	0	none

Jeffrey S. Sloan

Type of Payment	Termination by the Company other than for Cause or Resignation by Executive for Good Reason		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$300,000-$900,000	minimum of 6 months’ salary continuation but up to 18 months (2)	$1,200,000	2 times base salary
Other cash severance	$492,000	pro-rated actual bonus based upon certified results	$1,512,000	actual bonus earned based upon certified results or target opportunity (depending on when the change of control occurred) plus 2 times the then current bonus opportunity.
Restricted Stock Acceleration	$2,598,000	all	$2,598,000	all
Performance-Based Restricted Stock Unit Acceleration	$0	50% of actual amount earned based upon certified results	$0	actual amount earned based upon certified results or 100% of target, depending on when the change of control occurred
Stock Option Acceleration	$131,500	24 months	$263,000	all
Benefit Continuation	$17,256 max.	up to 12 months	$25,884 max.	up to 18 months
280G Tax Gross-Up	—		0

(1)	This calculation is based upon Mr. Sloan’s base salary as of May 31, 2011, which was $600,000.

(2)	His agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) his becoming employed with a competitor. The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0	None	0	none	0	none	0	none
Other cash severance	0	None	0	none	0	none	0	none
Restricted Stock Acceleration	0	None	$2,598,000	all	$2,598,000	all	$2,598,000	all
Performance-Based Restricted Stock Unit Acceleration	0	None	$0	100% of target	$0	100% of target	$0	actual amount earned based on certified results
Stock Option Acceleration	0	None	$236,000	all	$236,000	all	$236,000	all
Benefit Continuation	0	None	0	none	0	none	0	none

Joseph C. Hyde

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$206,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (2)	$206,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (3)	$206,000	payable in a lump sum no less than 6 months after termination provided he does not violate restrictive covenants (4)
	$0-$412,000	salary continuation of up to 12 additional months (2)	0-$206,000	salary continuation of up to 6 additional months (3)	$0-$618,000	salary continuation of up to 18 additional months (4)
Other cash severance	$144,200 minimum	at least 50% of target opportunity is guaranteed	0	no bonus guaranteed	$288,400	100% of target opportunity
Restricted Stock Acceleration	$792,546	all	$635,471	24 months	$792,546	all
Performance-Based Restricted Stock Unit Acceleration	0	none	0	none	0	none
Stock Option Acceleration	$199,295	24 months	$199,295	24 months	$305,864	all
Benefit Continuation	$25,695 max.	up to 18 months	$25,695 max	up to 18 months	$25,695 max.	up to 18 months
280G Tax Gross-Up	—		—		0

(1)	This calculation is based upon Mr. Hyde’s base salary as of May 31, 2011, which was $412,000.

(2)	His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants, and salary continuation for an additional 12 months. The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement, becomes employed with a subsequent employer or earns non-employee compensation reasonably anticipated to be more than $50,000 per year.

(3)	His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants, and salary continuation for up to an additional 6 months, but ceases in the event he becomes employed elsewhere, earns non-employee compensation reasonably anticipated to be more than $50,000 per year or violates any of the restrictive covenants contained in his agreement.

(4)	His agreement provides for a lump sum payment equal to 6 months of base salary, provided he does not violate the restrictive covenants, and salary continuation for up to an additional 18 months, but ceases in the event he violates any of the restrictive covenants contained in his agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0	none	0	none	0	none	0	none
Other cash severance	0	none	0	none	0	none	0	none
Restricted Stock Acceleration	0	none	$792,546	all	$792,546	all	$792,546	all
Performance-Based Restricted Stock Unit Acceleration	0	none	$737,157	actual earned based on certified results	$737,157	actual earned based on certified results	0	none
Stock Option Acceleration	0	none	$305,864	all	$305,864	all	$305,864	all
Benefit Continuation	0	none	0	none	0	none	0	none

Suellyn P. Tornay

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$187,500	payable in a lump sum no less than 6 months after termination provided she does not violate restrictive covenants (2)	$187,500	payable in a lump sum no less than 6 months after termination provided she does not violate restrictive covenants (3)	$187,500	payable in a lump sum no less than 6 months after termination provided she does not violate restrictive covenants (4)
	$0-$375,000	salary continuation of up to 12 additional months (2)	$0-$187,500	salary continuation up to 6 additional months (3)	$0-$562,500	salary continuation of up to 18 additional months (4)
Other cash severance	$225,000	100% of target opportunity since termination is assumed to have occurred on May 31	$225,000	100% of target opportunity since termination is assumed to have occurred on May 31	$225,000	100% of target opportunity
Restricted Stock Acceleration	$618,064	all	$490,087	24 months	$618,064	all
Performance-Based Restricted Stock Unit Acceleration	0	none	0	none	0	none
Stock Option Acceleration	$155,867	24 months	$155,867	24 months	$242,706	all
Benefit Continuation	$150 max.	up to 18 months	$100 max.	up to 12 months	$200 max.	up to 24 months
280G Tax Gross-Up	—		—		0

(1)	This calculation is based upon Ms. Tornay’s base salary as of May 31, 2011, which was $375,000.

(2)	Her agreement provides for a lump sum payment equal to 6 months of base salary, provided she does not violate the restrictive covenants, and salary continuation for an additional 12 months. The salary continuation ceases in the event she becomes employed elsewhere or if she violates any of the restrictive covenants contained in the employment agreement.

(3)	Her agreement provides for a lump sum payment equal to 6 months of base salary, provided she does not violate the restrictive covenants, and salary continuation for up to 6 additional months, but ceases in the event she becomes employed elsewhere or violates any of the restrictive covenants contained in her agreement.

(4)	Her agreement provides for a lump sum payment equal to 6 months of base salary, provided she does not violate the restrictive covenants, and salary continuation for up to an additional 18 months, but ceases in the event she violates any of the restrictive covenants contained in her agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0	none	0	none	0	none	0	none
Other cash severance	0	none	0	none	0	none	0	none
Restricted Stock Acceleration	0	none	$618,064	all	$618,064	all	0	all
Performance-Based Restricted Stock Unit Acceleration	0	none	$600,606	actual earned based on certified results	$600,606	actual earned based on certified results	0	none
Stock Option Acceleration	0	none	$242,706	all	$242,706	all	0	all
Benefit Continuation	0	none	0	none	0	none	0	none

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (Deloitte) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and Deloitte our audited financial statements as of and for the year ended May 31, 2011. The Audit Committee has discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence. In addition, the Audit Committee has considered the compatibility of non-audit services with Deloitte’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company’s annual report on Form 10-K for the year ended May 31, 2011 for filing with the SEC.

AUDIT COMMITTEE

Michael W. Trapp, Chairperson

Gerald J. Wilkins

Alan M. Silberstein

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of Forms 3 and 4 filed with the SEC, or written representations that no annual forms (Form 5) were required, we believe that, during the 2011 fiscal year, all of our officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except two late Form 4s were filed on behalf of Mr. Hyde reflecting sales pursuant to 10b(5)-1 Sales Plan, one late Form 4 was filed on behalf of Mr. O’Keefe reflecting shares withheld for taxes in connection with the vesting of a restricted stock grant, and a late Form 3 and Form 4 were filed on behalf of Mr. Sloan following the start of his employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether they qualify for disclosure as a transaction with related persons under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. Management screens for these relationships and transactions through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. In addition, our Employee Code of Conduct and Ethics requires employees to report to the General Counsel or Chief Executive Officer any transaction involving themselves or their immediate family members and the Company that may create a conflict of interest with the Company, and further requires the Chief Executive Officer to approve in writing any such transaction with a related person. The members of our disclosure committee also identify any potential related-person transactions. If our management identifies a transaction with a related person, the Audit Committee Charter requires that such transaction be brought to the attention of the Audit Committee for its approval of the financial disclosure pertaining to such transaction. Since June 1, 2008, there have been no transactions with related persons required to be disclosed pursuant to Item 404 of Regulation S-K.

ADDITIONAL INFORMATION

A.	Solicitation of Proxies

The cost of soliciting proxies will be borne by us; however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and we may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. We have also engaged Georgeson Shareholder to solicit proxies on our behalf and we estimate that the fees for such services will not exceed $15,000.

B.	Shareholder Proposals

Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 that are timely received will be included in the proxy statement and proxy for the 2012 annual meeting of shareholders. Notice of shareholder proposals will be considered untimely if received by us after April 20, 2012. If we do not receive notice of any matter that a shareholder wishes to raise at the 2012 annual meeting no later than 45 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company, which is expected to be July 5, 2012, and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

C.	Shareholder List

We will maintain a list of shareholders entitled to vote at the Annual Meeting at our corporate offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473. The list will be available for examination at the Annual Meeting.

D.	Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2011, will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Jane Elliott, Investor Relations. Additionally, the EDGAR version of our Form 10-K is available on the Internet on the SEC’s web site (www.sec.gov).

E.	Closing Price

The closing price of the Common Stock, as reported by the New York Stock Exchange on August 9, 2011 was $43.49.

F.	Code of Business Conduct and Ethics

We have adopted an Employee Code of Conduct and Ethics, a Director Code of Conduct and Ethics, and a Code of Ethics for Senior Financial Officers, all of which are available on our website at www.globalpaymentsinc.com and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473, Attention: Investor Relations.

We intend to post amendments to or waivers from the Code of Ethics for Senior Financial Officers on our website at www.globalpaymentsinc.com.

APPENDIX A

GLOBAL PAYMENTS INC.

2011 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Global Payments Inc. 2011 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Global Payments Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Georgia law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)	“Change in Control” means and includes the occurrence of any one of the following events:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the committee of the Board described in Article 4.

(j)	“Company” means Global Payments Inc., a Georgia corporation, or any successor corporation.

(k)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A -1(h).

(l)	“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)	“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)	“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)	“Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)	“Effective Date” has the meaning assigned such term in Section 3.1.

(q)	“Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)	“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)	“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)	“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)	“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)	“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)	“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg)	“Plan” means the Global Payments Inc. 2011 Incentive Plan, as amended from time to time.

(hh)	“Prior Plan” means the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan, as amended from time to time.

(ii)	“Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj)	“Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll)	“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm)	“Retirement” in the case of an employee means resignation or termination of employment without Cause from the Company, a Parent or Subsidiary after age 65 with ten years of continual service or “credited service” as reflected in the official human resources records of the employing company. “Retirement” in the case of a Non-Employee Director of the Company means departure from the Board without Cause after age 65 or the failure to be re-elected or re-nominated as a director at any age.

(nn)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo)	“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(pp)	“Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(qq)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(rr)	“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan will become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

3.2 TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3 AUTHORITY OF COMMITTEE. Except as provided in Sections 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)	Amend the Plan or any Award Certificate as provided herein; provided that any such amendment shall not be effective unless it is in writing; and

(k)	Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4 DELEGATION.

(a)	Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)	Special Committee. The Board may, by resolution or by specific delegation to the Compensation Committee, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the

Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 7,000,000. Subject to adjustment as provided in Section 15.1, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 7,000,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2 SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date as provided in subsection (a) below, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (b) through (i) of this Section 5.2.

(a)	Awards of Options and Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as four tenths (0.4) of one Share for each Share covered by such Awards, and Full Value Awards shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one (1) Share for each Share covered by such Awards.

(b)	The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c)	Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)	Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)	To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h)	Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(i)	Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)	Options. The maximum aggregate number of Shares subject to time-vesting Options granted under the Plan in any 12-month period to any one Participant shall be 600,000.

(b)	SARs. The maximum number of Shares subject to time-vesting Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 600,000.

(c)	Performance Awards. With respect to any one 12-month period (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $10,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be the greater of 600,000 Shares or Shares having a Fair Market Value of $30,000,000 as of the Grant Date of the Award. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

5.5 MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.9, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) in order to maintain flexibility to determine the appropriate treatment of such Full-Value Awards, the Committee may permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant’s termination of service or the occurrence of a Change in Control(subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) this Section 5.5 shall not apply to Awards granted to Non-Employee Directors.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A -1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company. In addition, the Company may not, without the prior approval of shareholders of the Company, repurchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)

Prohibition on Repricing. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company. In addition, the Company may not, without the prior approval of shareholders of the Company, repurchase a SAR for value from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)	Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1 GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).

9.4 FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the

Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1 OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2 OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion (acquisitions)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3 PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Subject to the provisions of Section 5.5, performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4 INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5 CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6 AWARD LIMITS. Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and (iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2 FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4 BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5 STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6 TREATMENT UPON DEATH. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award or an employment or similar agreement with a Participant, upon the termination of a person’s Continuous Service by reason of death:

(i)	all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii)	all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)	the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be determined as provided in the Award Certificate or any special Plan document governing the Award or an employment or similar agreement with the Participant.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7 ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Section 5.5 as to Full-Value Awards and Article 11 as to Qualified Performance-Based Awards, in order to maintain flexibility to determine the appropriate treatment of such Full-Value Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7. Unless otherwise provided by the Committee at the time of a Participant’s Retirement, or as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, in the case of acceleration upon the Participant’s Retirement, any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of (i) the original expiration of the Award, or (ii) the fifth anniversary of the Participant’s Retirement.

14.8 FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an

Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

14.9 SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A -1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v)

otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)	The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c)	Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3 COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1 RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)	No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3 SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)	General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)	Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)	Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A -1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)	Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A -3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)	Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A -2(b)(2)(iii) (or any successor thereto).

(f)	Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)	Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A -3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A -3(j)(4).

17.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10 GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

17.12 SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Global Payments Inc. 2011 Incentive Plan as adopted by the Board on August, 2011 and by the shareholders on             , 2011.

Global Payments Inc.

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global payments IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE            SACKPACK            MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 27, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GPN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR “1 Year” in Proposal 4, and FOR Proposal 5. 1. Election of Class II Directors: For Withhold For Withhold For Withhold 01—Paul R. Garcia* 02—Michael W. Trapp* 03—Gerald J. Wilkins* * and Each qualified to serve or until until the their 2014 respective Annual Meeting earlier resignation, of Shareholders, retirement, or until disqualification, their respective removal successors from office are elected or death. For Against Abstain For Against Abstain 2. On the proposal to approve the adoption of the Global Payments Inc. 2011 Incentive Plan. 3. On the proposal to hold an advisory vote on the compensation of our named executive officers. 1 Yr 2 Yrs 3 Yrs Abstain 4. On frequency the proposal of an advisory to hold an vote advisory on the vote compensation on the 5. On Touche the proposal LLP as the to ratify Company’s the reappointment independent of public Deloitte accountants & . of our named executive officers. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below please Please give sign full exactly title as as such. your name If a corporation, appears on please your stock sign in certificate full corporate and date. name Where by president shares or are other held authorized jointly, each officer. shareholder If a partnership, should sign. please When sign signing in partnership as executor, name administrator, by authorized trustee, person. or guardian, Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 2 0 6 0 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01D87C

Directions to Global Payments Corporate Headquarters Global Payments Inc. 10 Glenlake Parkway NE, North Tower Atlanta, GA 30328-3473 770.829.8000 Using GA 400 North, take exit 5B (Sandy Springs) and drive west on Abernathy Road about one block. Turn right on Glenlake Parkway. 10 Glenlake Parkway is the first drive on the left. (The North Tower is the building to your right upon entering the circular drive). Using GA 400 South, exit 5 Abernathy Road and follow instructions above. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — GLOBAL PAYMENTS INC. 2011 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia or Suellyn P. Tomay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at the Company’s offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, on September 27, 2011, at 11:00 a.m., Atlanta time (the “Annual Meeting”), or at any adjournments or postponements thereof, upon the proposals described in the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement, both dated August 18, 2011, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Annual Meeting, for the election of one or more person to the Board of Directors if any of the nominees named herein becomes unable to serve or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitations will be presented at the Annual Meeting, or any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereto. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” election of the director nominees named in Proposal 1, “FOR” Proposal 2 relating to the adoption of the 2011 Incentive Plan, “FOR” Proposal 3 relating to the advisory vote on the compensation of our named executive officers, for “1 YEAR” on Proposal 4 relating to the frequency of an advisory vote on the compensation of our named executive officers, and “FOR” reappointment of Deloitte & Touche LLP as the Company’s independent public accountants, and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof. YOU MAY VOTE BY TELEPHONE, THE INTERNET, OR U.S. MAIL. If you are voting by telephone or the Internet, please do not mail your proxy.

Global payments IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 Shareholder Meeting Notice 1234 5678 9012 345 Global Payments Important Inc. Notice Annual Regarding Shareholder the Availability Meeting to of be Proxy Held Materials on September for the 27, 2011 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/GPN Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/GPN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 17, 2011 to facilitate timely delivery. You will not otherwise receive a paper or email copy. 01D89C 1 2 0 6 0 2 +

Shareholder Meeting Notice Global Payments Inc.’s Annual Meeting of Shareholders will be held on September 27, 2011 at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, at 11:00 a.m. Atlanta Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2, FOR Proposal 3, FOR “1 Year” in Proposal 4 and FOR Proposal 5. 1. The Nominees for Election of Class II Directors – 01—Paul R. Garcia*, 02—Michael W. Trapp*, 03—Gerald J. Wilkins* * Each to serve until the 2014 Annual Meeting of Shareholders, or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death. 2. On the proposal to approve the adoption of the Global Payments Inc. 2011 Incentive Plan. 3. On the proposal to hold an advisory vote on compensation of named executive officers. 4. On the proposal to hold an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers. 5. On the proposal to ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the Global Payments Inc. Annual Meeting Directions to the 2011 annual meeting. Using GA 400 North, take exit 5B (Sandy Springs) and drive west on Abernathy Road about one block. Turn right on Glenlake Parkway. 10 Glenlake Parkway is the first drive on the left. (The North Tower is the building to your right upon entering the circular drive). Using GA 400 South, exit 5 Abernathy Road and follow instructions above. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet – Go to www.envisionreports.com/GPN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3 Email – Send email to investorvote@computershare.com with “Proxy Materials Global Payments Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 17, 2011. 01D89C